FORM 8-K
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549




                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): May 24, 1999



                         TOPS APPLIANCE CITY, INC.
           (Exact name of registrant as specified in its charter)



New Jersey                        0-20498               22-3174554
(State or other                   (Commission         (IRS Employer
jurisdiction of                    File Number)     Identification No.)
incorporation)



 45 Brunswick Avenue, Edison, New Jersey              08818
(Address of principal executive office)                (Zip Code)



Registrant's telephone number, including area code: (908) 248-2850



                                   N/A
     (Former name or former address, if changed since last report)


                             Page 1 of 93 pages

Item 1.  Changes in Control of Registrant

                  Not Applicable


Item 2.  Acquisition or Disposal of Assets

                  Not Applicable


Item 3.  Bankruptcy or Receivership

                  Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

                  Not Applicable


Item 5.  Other Events

     The Registrant has entered into a Lease with AM Coney Island, LLC, a New York Limited Liability Company for the lease of certain property in Kings County, New York. The lease is for a term of twenty-five years. A copy of the Lease is attached hereto as Exhibit A.

Item 6.  Resignation of Registrant's Directors

                  Not Applicable


Item 7.  Financial Statements and Exhibits

                  (a)      Financial statements of business acquired.

                           Not Applicable

                  (b)      Pro forma financial information

                           Not Applicable

                  (c)      Exhibits

                         A.  Lease  between  AM  Coney  Island,   LLC  and  Tops
                    Appliance City, Inc. dated May 24, 1999.


                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TOPS APPLIANCE CITY, INC.



                                         BY:/s/ Thomas L. Zambelli
                                            ------------------------
                                             THOMAS L. ZAMBELLI
                                             Executive Vice President


Dated:  June 8, 1999

                                    LEASE

     THIS LEASE entered into this _____ day of May, 1999 by and between AM Coney Island, LLC, a New York limited liability company having an office located at 5 East 37th Street, 10th Floor, New York, New York 10016 (hereinafter called the "Landlord") and TOPS APPLIANCE CITY, INC., a New Jersey corporation having an office located at 45 Brunswick Avenue, Edison, New Jersey 08818 (hereinafter called the "Tenant").

     Upon the terms and subject to the conditions hereinafter set forth, the Landlord leases to the Tenant and the Tenant leases from the Landlord, the property hereinafter described:

1. THE LEASED PREMISES.

     (a) The property hereby leased to the Tenant is the tract or tracts of land (the "Land") situated in the County of Kings, City and State of New York, more particularly described in schedule "A" annexed hereto and by this reference made a part hereof, together with the buildings and other improvements now or hereafter located thereon (collectively, the "Improvements").

     (b) The Land and Improvements leased hereunder, together with all Landlord's right, title and interest, if any, in and to all easements and other appurtenances thereto, hereinafter sometimes collectively referred to as the "Leased Premises", are demised and let subject to (a) the rights of any parties in possession thereof and the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and all agreements, licenses, easements, covenants, restrictions and other matters which affect the Leased Premises, the title thereto, or the use, enjoyment, occupancy or possession thereof, and (d) with respect to the Improvements, their condition as of the commencement of the term of this Lease without representation or warranty by Landlord. Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Premises in their respective, present condition "as is".

     (c) Landlord makes no representation or Warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein.

2. TERM AND EXTENSION OPTIONS.

     (a) The initial term of this Lease shall be for a period commencing on the date of this Lease and terminating on the last day of the calendar month in which the twenty-fifth (25th) anniversary of the date of this Lease occurs, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having or asserting jurisdiction and all departments, commissions, boards and officers thereof (collectively the "Laws").

     (b) Provided the Tenant shall keep, observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be kept, observed and performed, Tenant shall have the right to extend the term of this Lease for two
(2) consecutive periods of ten (10) Lease Years each (each hereinafter referred to as an "Extended Term", and referred to respectively as the "First Extended Term" and the "Second Extended Term"), provided

Tenant shall notify Landlord, in
writing, by registered or certified mail, return receipt requested, not more than twenty-four (24) months nor less than twelve (12) months prior to the expiration of the then existing term hereof, time being of the essence therefor, that Tenant elects to extend the term of this Lease, and provided further that this Lease, as extended, shall be upon the same terms, covenants and conditions as are contained herein, except as to the duration of the term hereof, the Minimum Rental (as hereinafter defined) and any other provisions of this Lease which by their terms are applicable only to any portions of the term and excluding, upon the expiration of the Second Extended Term, any further option of extension. Failure to strictly comply with the provisions of this paragraph shall be deemed a complete waiver of the options herein granted.

     (c) The expression  the "Initial  Term" shall mean the period  described in
Section 2(a) as the initial term.

3. FIXED ANNUAL MINIMUM RENTAL.

     Commencing on the Rent Commencement Date (as hereinafter defined), Tenant covenants to pay Landlord, without previous demand therefore and without any set off or deduction whatsoever a net fixed annual minimum rent (the "Minimum Rental") for each year of the Initial Term and any Extended Term of this Lease, payable in equal monthly installments, in advance on or before the first (1st) day of each and every calendar month during the term of this Lease in amounts set forth on Schedule "B" annexed hereto and by this reference made a part hereof. In the event that the Rent Commencement Date does not commence on the first day of a calendar month, the installment of Minimum Rental for the partial calendar month in which the Rent Commencement Date occurs shall be prorated on the basis of the number of days of the term within such calendar month. Landlord may, if required by any Mortgagee (as hereinafter defined), direct Tenant from time to time to pay all or any portion of the Minimum Rental directly to a Mortgagee(s), and to pay the balance of the Minimum Rental, if any, to Landlord.

4. UTILITIES.

     Tenant shall furnish, at its own expense, all utilities of every type and nature required by it in its use of the Leased Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Leased Premises until the termination of this Lease and all bills for utility charges relating to the Leased Premises or the use thereof and imposed on users of utilities, whether or not such charges shall relate to services or benefits available to the Tenant during the term of this Lease, and the Tenant shall indemnify and save harmless the Landlord from and against any loss, cost and expense in connection therewith.

5. ADDITIONAL RENT.

     (a) It is the purpose and intent of the Landlord and Tenant that the rent payable hereunder shall be absolutely net to the Landlord so that this Lease shall yield, net to the Landlord, the Minimum Rental due with respect to each Lease Year during the term of this Lease.

     (b) Tenant covenants to pay, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, as additional rent, all taxes, assessments (including but not limited to, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Lease), water, sewer and other rents, rates and charges, charges for public utilities, excises, levies, license and permit and inspection fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or during the term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow to become due or payable out of or in respect of, or become a lien on, the Leased Premises or any part thereof or any appurtenance thereto, any personal property, the rent and income received by Tenant from subtenants, any use, possession or occupation of the Leased
Premises, or rentals or sales therefrom or activity conducted therein, such franchises as may be appurtenant to the use or occupation of the Leased Premises, this transaction or any document to which Tenant is a party creating or transferring any right, title or interest or estate in the Leased Premises (all of the foregoing, together with any and all Premiums (as hereinafter defined), and together with any and all penalties, fines and/or interest thereon, being hereinafter sometimes collectively referred to as "Impositions", and any of the same being hereinafter sometimes referred to as an "lmposition"). Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance or transfer taxes of Landlord, unless such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this
Section 5(b), in which event same shall be deemed Impositions and shall be paid by Tenant; provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy, gross receipts or other tax directly on the gross rents received therefrom and/or a franchise tax or an assessment, levy or charge measured by or based, in whole or in part, upon such rents, the Leased Premises (including but not limited to the acquisition, leasing, use, or value thereof) or the present or any future Improvements on the Leased Premises or the construction thereof and/or measured in whole or in part by Landlord's income from the Leased Premises if in computing such income there is not allowed as a deduction any significant portion of the depreciation or interest deduction allowed for federal income tax purposes, then all such taxes, assessments, levies and charges, or the part thereof so measured or based, shall be deemed to be included within the term "Imposition" for the purposes hereof, but only to the extent that such taxes would be payable if the Leased Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. Tenant shall furnish to Landlord, promptly after payment of any real estate taxes or Premiums, and, with respect to any other Impositions, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Imposition. In addition, Tenant shall furnish to Landlord semi-annually, throughout the term of this Lease, a certificate executed by an executive officer of Tenant, stating that all Impositions have been paid to date. Landlord shall have the right, at Landlord's option, to require Tenant to: (i) promptly deposit with Landlord, Landlord's Mortgagees (as hereinafter defined) or the designee of Landlord or its Mortgagee, funds for the payment of current Impositions required to be paid by Tenant hereunder; and (ii) also deposit monthly one-twelfth (1/12th) of the amount which would be sufficient at all times to pay the Impositions thirty (30) days before such Impositions are payable, or estimated by Landlord or any Mortgagee to be payable, during the ensuing twelve (12) months and all additional funds required for the payment of any Imposition shall also be deposited with Landlord or its Mortgagee on the first day of the month during which or at the end of which an Imposition is due and payable without interest, penalty or liability and any interest earned on such funds and made available to Landlord shall accrue for the benefit of Tenant and may be applied by Landlord against any other sum then or which may become due hereunder from Tenant to Landlord; provided, however, that in the event any Mortgagee requires deposits for Impositions, such deposits shall be made in the amount(s) and manner required by such Mortgagee and any interest earned on such deposits shall be allocated as any Mortgagee requires. No sum collected by Landlord or its Mortgagee under this Section 5 shall constitute a trust fund, all of such sums may be co-mingled with other assets of Landlord or its Mortgagee, and neither Landlord nor any of its Mortgagees shall be required to deposit such sums in an interest bearing account.

6.  USE

     (a) Tenant shall be permitted to use the Leased Premises for any lawful retail use, subject, however, to zoning ordinances, Laws, the orders, rules and regulations of the Board of Fire Insurance Underwriters and any similar bodies having or asserting jurisdiction thereof now in effect or hereafter adopted by any governmental authority having or asserting jurisdiction, and such conditions, Restrictions (as hereinafter defined) and other encumbrances, if any, to which the Leased Premises, are subject at the time of execution and delivery hereof.

     (b) Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises or any part thereof, in a manner that would in any way violate any of the Laws or any certificate of occupancy affecting the Leased Premises or make void or voidable any insurance then in force with respect thereto, or that may interfere in any way with the ability of Landlord to obtain at regular rates fire or other insurance thereon required to be furnished hereunder by Tenant, or that will cause or be likely to cause injury to any of the Improvements, or that will constitute a public or private nuisance or waste. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Leased Premises.

     (c) Except when and to the extent the Leased Premises may be uninhabitable by reason of damage by fire and other casualty, Tenant covenants to continuously and uninterruptedly use, occupy and operate the Leased Premises in accordance with, and as and to the extent required under, the provisions set forth in the Deed (as hereinafter defined).

7. COMPLIANCE WITH LAWS AND AGREEMENTS.

     (a) Tenant shall, throughout the term of this Tenant's sole cost and expense, promptly comply or cause compliance: (i) with all Laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions and irrespective of the cost thereof, which may be applicable to the Leased Premises, or the ownership, occupancy as use thereof, and (ii) with any deeds, agreements, contracts, easements and restrictions (collectively, the "Restrictions") affecting the Leased Premises or any part thereof or the ownership, occupancy or use thereof
(x) existing on the date hereof or (y) hereafter created by Tenant, or consented to or requested by Tenant (which Restrictions shall include, without limitation, the covenants set forth in the Deed and the NYC Contract of Sale [with respect to the obligations of the "purchaser" thereunder], as hereinafter defined).

     (b) Except as expressly provided in subsection 12(d) of this Lease, no abatement, diminution or reduction in Minimum Rental, additional rent or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and, except as expressly provided in subsection 12(d) of this Lease, no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Leased Premises shall entitle Tenant to any abatement, diminution or reduction of the rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.

8. MAINTENANCE AND REPAIR

     (a) Tenant shall promptly throughout the term of this Lease at Tenant's cost and expense, take good care of and maintain the Leased Premises and all parking areas, roadways, sidewalks, curbs and trackage rights, if any, on, adjacent and appurtenant thereto, in good order and repair, and shall promptly remove all accumulated snow, ice and debris from any and all roadways, sidewalks and curbs located upon or appurtenant to the Leased Premises and from any and all other sidewalks and curbs adjacent to the Leased Premises.

     (b) Tenant shall not commit or suffer to be committed any waste upon or about the Leased Premises, and shall promptly at its cost and expense, make all necessary replacements, restorations, renewals and repairs to the Leased Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen. Repairs, restorations, renewals and replacements shall, to the extent possible, be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

     (c) Landlord shall not under any circumstances be required to build any improvements on the Leased Premises, or to make repairs, replacement alterations or renewals of any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Premises in any way. Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any Laws.

9. INITIAL WORK CHANGES AND ALTERATIONS BY THE TENANT.

     (a)

     (i) Tenant shall, at its sole cost and expense (subject to contributions from Landlord made in accordance with subsection 9 (a) (ii) below) construct and equip the Leased Premises for occupancy and operation as a "Tops Appliance City" store for the retail sale of appliances, electronics and other associated merchandise (and such other products and services in which "Tops Appliance City" stores may be engaged) (the "Initial Work"), in accordance with the Construction Contract (as hereinafter defined) and the Initial Work Plans and Specifications (as hereinafter defined). Tenant covenants and agrees that the construction of the Initial Work shall be completed in accordance with this subsection 9(a) (which construction shall not be deemed completed until the conditions set forth in subsection 9(a) (iv) below are satisfied), and Tenant shall open for business as a "Tops Appliance City" retail store, no later than July 1, 1999; subject to unavoidable delays resulting from any acts of God, acts of public enemy, riot, civil commotion, storms, fire, floods, earthquakes, strikes, lockouts, and any other similar matter which shall be beyond the reasonable control of Tenant (provided, however, no such delays shall extend completion of construction and opening for business beyond the date that the occurrence of same is required under the Deed. Tenant shall not modify the Initial Work Plans and Specifications or the Construction Contract in any material respect, nor permit the General Contractor (as hereinafter defined) to be replaced without Landlord's prior written consent. Tenant represents that the Initial Work Plans and specifications do not provide for construction of any off-site improvements nor provide for any buildings or other improvements (except for parking lot pavement, and certain improvements within such parking areas as described in the Initial Work Plans and Specifications) to be located on any easement located on the Leased Premises. Landlord shall be entitled, but shall not be obligated, to inspect the construction of the Initial Work and obtain copies of construction related documents upon request in order to monitor compliance with this Lease. The Initial Work and the Initial Work Plans and Specifications shall be deemed to be a "Tenant Change" and "Plans and Specifications", respectively, as such terms are defined in subsection 9(b) below, and, except as otherwise provided in this subsection 9(a), shall be subject to Tenant's compliance with the provisions of subsections 9(b) (iii) and 9(b) (v) through (xiv) hereof.

     (ii) Subject to the terms and conditions set forth in this subsection 9(a)(ii), Landlord shall reimburse Tenant (or pay the General Contractor, if applicable) up to a maximum amount of $3,620,000 ("Landlord's Contribution") for
(A) direct construction costs incurred by Tenant in connection with the construction of the Initial Work (hereinafter referred to as "Direct
Construction Costs"), as itemized in the Trade Breakdown Schedule (as hereinafter defined), and (B) costs, other than Direct Construction Costs, incurred by Tenant in connection with the construction of the Initial Work (hereinafter referred to as "Other Project Costs"), as itemized in the Schedule of Other Project Costs (as hereinafter defined). Landlord acknowledges and agrees that certain Other Project Costs have been incurred by Tenant prior to the date hereof and Tenant has been reimbursed for same out of disbursements of the Landlord's Contributions made pursuant to the terms of this Section 9. Landlord shall disburse from time to time (but not more often than once in any thirty (30) day period) that portion of the Landlord's Contribution equal to the amount set forth in Tenant's Requisition (as hereinafter defined) made in accordance with subsections 9(b)(ix) through (xi) hereof, which Requisitions shall each be based upon the Trade Breakdown Schedule and/or the Schedule of Other Project Costs. Notwithstanding the terms of said subsections 9(b)(ix) and
(x), any Requisition for Direct Construction Costs may be submitted by the General Contractor and, provided that Tenant's written approval is obtained with respect to such Requisition and all other conditions set forth in this Section 9 to payment thereof have been complied with, payment of such Requisition shall be made directly to the General Contractor. Advances of Landlord's Contribution for sums payable to the General Contractor shall also be subject to the terms of the Construction Contract (including, without limitation, any applicable holdbacks). Notwithstanding anything set forth in this Lease to the contrary, Landlord shall have no obligation to make advances of the Landlord's Contribution pursuant to this subsection (ii) so long as Tenant has not complied with all of its obligations and covenants under this Lease (including, without limitation, this subsections 9(a)) or any representation made by Tenant hereunder remains untrue. In the event Landlord's Contributions shall be insufficient to pay for all of the costs incurred in connection with the construction of the Initial Work, Tenant shall be responsible for the balance of such costs.

     (ii)  Intentionally  omitted.

     (iii) Within thirty (30) days after the completion of construction pursuant to the Initial Work Plans and Specifications, Tenant shall deliver to Landlord, at its sole cost and expense: (A) three (3) copies of the "as-
built"  plans and
specifications for the Leased Premises; (B) three (3) copies of an "as-built" ALTA Survey prepared in accordance with the Minimum Standard Detail Requirements for Land Title Surveys, including any Flood Plain designations, adopted by the American Land Title Association and the American Congress for Surveying and Mapping (1992) certified to Landlord, Landlord's title company and the Mortgagee, if any, of the Leased Premises which survey shall contain an adequate metes and bounds legal description, show the location of all improvements, all interior lot lines, if any, the location of all easements and rights of way, utilities, elevations, high water marks, ingress and egress to and from the Leased Premises to public roads and showing no encroachments; (C) a copy of the permanent and unconditional Certificate of Occupancy for the Leased Premises permitting the use of the Leased Premises as set forth in Section 6 hereof (or, in lieu thereof, Tenant shall provide a temporary Certificate of Occupancy within such thirty (30) day period and such permanent Certificate of Occupancy shall be delivered to Landlord within six (6) months of the completion of construction Pursuant to the Initial Work Plans and Specifications [provided, however, such permanent Certificate of Occupancy shall be delivered to Landlord within such period of time that Landlord's Mortgagee(s) may require]) and copies of all other permits, licenses and authorizations necessary for the maintenance and use of the Leased Premises pursuant to Laws and any Restrictions; (D) an architect's certificate from an architect licensed to practice in the state in which the Leased Premises is located, certifying that the Leased Premises has been improved in accordance with the Initial Work Plans and Specifications and in accordance with applicable Laws and that Tenant has received all permits, licenses, approvals including, but not limited to a Certificate of Occupancy, required by applicable Laws to maintain and use the Leased Premises as improved by such construction, and that all fees required to be paid in connection therewith have been paid; (E) a certification of the costs incurred by Tenant to construct the improvements pursuant to the Initial Work Plans and
Specifications, which certification shall include a statement that all contractors, materialmen, engineers, architects and any other parties owed fees in connection with the construction of the Initial Work pursuant to the Initial Work Plans and Specifications have been paid; and (F) endorsements to Landlord's title insurance policy affirmatively insuring Landlord against all mechanics and materialmen's liens, to include the state of facts shown on the aforesaid as-built Survey and updating Landlord's title insurance policy to a current date, showing no other exceptions to title from the title policy Landlord obtained upon at acquisition of the Leased Premises.

     (b) Following the completion of the Initial Work in accordance with subsection 9(a) (iii) hereof, Tenant, at its sole cost and expense, shall have the right at any time and from time to time during the term of this Lease to make changes and alterations to the building or buildings on the Leased Premises or to construct new buildings thereon or repair or replace any building or buildings damaged, destroyed or taken (all of the foregoing are hereinafter collectively called "Tenant Changes" and any of the foregoing is called a "Tenant Change"), subject, however, in all cases, to the following:

     (i) Landlord's prior written consent shall be required in each instance of any Tenant Change involving the structure of any building (which consent shall not be unreasonably withheld; it shall not be unreasonable for Landlord to withhold such consent if the same shall be in violation of any Mortgage or if any Mortgagee shall not give its consent to the same where such Mortgagee is entitled to give such consent by the terms of its Mortgage).

     (ii) In addition to the consent required under Section 9(b) (i) above, each Tenant Change or related Tenant Changes, in the aggregate, whether or not structural or exterior, involving an estimated cost of more than One Hundred Seventy-Five Thousand ($175,000.00) Dollars shall require the prior written consent of any Mortgagee, if and as required by such Mortgagee, and the prior written reasonable consent of Landlord.

     (iii) No Tenant Change shall be undertaken until the Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction and until all originals of which are delivered to Landlord; and, at Tenant's expense, the Landlord shall join in application for such permits and authorizations whenever such action is necessary.

     (iv) Each Tenant Change or related Tenant Changes, in the aggregate, involving an estimated cost of more than One Hundred Seventy-Five Thousand ($175,000.00) Dollars shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and shall be made in accordance with detailed plans and specifications (the "Plans and Specifications") and cost estimates prepared by such architect or engineer and approved in writing by the Landlord, and any Mortgagee, if required.

     (v) Any Tenant Change shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations, building and zoning laws and all Laws and Restrictions (including, without limitation, the provisions of the Deed), and in accordance with the orders, rules and regulations of the Board of Fire Insurance

Underwriters and any other
body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

     (vi) The cost of any Tenant Change shall be paid in cash or its equivalent by the Tenant, so that the Leased Premises shall at all times be free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

     (vii) Except with respect to any Tenant's Property, any such Tenant Change shall immediately upon incorporation into the Leased Premises be and become the property of the Landlord, subject to the leasehold rights of the Tenant hereunder.

     (viii) Tenant shall carry all necessary Worker's Compensation Insurance and shall furnish Landlord with evidence of such coverage.

     (ix) If any Tenant Change is undertaken by Tenant pursuant to the provisions of Section 11 or 12 of this Lease, then each request for payment (each a "Requisition") shall be made on thirty (30) days prior notice to Landlord and Mortgagee, which Requisition shall set forth in reasonable detail the costs incurred by Tenant for which payment is sought (with bills or invoices attached thereto substantiating the amounts of such costs); and shall be accompanied by (A) evidence satisfactory to Landlord that all materials installed and work and labor performed in connection with such work have been paid in full (excepting therefrom, in the case of a Requisition with respect to the Initial Work, such materials and work and labor to be paid for with the proceeds of such Requisition), and (B) a certificate to be made by the supervising architect or engineer, stating: (1) the portion of the work completed as of the date of its last inspection (which inspection shall have been made no less than ten (10) days prior to the delivery of the applicable Requisition) has been completed in accordance with the Plans and Specifications and applicable Laws; (2) that the sum requested is justly required to reimburse the Tenant for payments by the Tenant to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that all persons or entities that could otherwise claim a lien on any portion of or interest in the Leased Premises by reason of having rendered any services or materials for such work have either been paid in full (or, in the case of a Requisition, in connection with the Initial Work, will be paid in full out of the sum requested) and/or have duly, effectively and irrevocably waived and released all rights to any such liens, and that, when added to all sums previously paid out by the Landlord, such sum does not exceed ninety (90%) percent of the value of the work done to the date of such certificate, with final payment of the balance of the cost of the work to be made upon certification by the supervising architect or engineer and by the Mortgagee's architect (the cost of Mortgagee's architect to be paid by Tenant) as to completion in accordance with the approved Plans and Specifications (or, with respect to the Initial Work, such final payment shall be made when due in accordance with subsection 9(a) (iii) above); and (3) that the amount of such proceeds remaining in the hands of the Landlord (or the undisbursed portion of Landlord's Contribution, if applicable) will be sufficient on completion of the work to pay for the same in full (giving in such reasonable detail, as Landlord may require, an estimate of the cost of such completion). Prior to each advance pursuant to any Requisition, Tenant shall, upon request of Landlord, furnish Landlord with evidence satisfactory to Landlord, showing payment of all bills and charges for which advances hereunder have been previously made with respect to the applicable Tenant Change;

     (x) If any Tenant Change or related Tenant Changes, in the aggregate, involving an estimated cost in excess of One Hundred Seventy-Five Thousand ($175,000.00) Dollars is undertaken by Tenant pursuant to the provisions of this Lease, then each Requisition with respect thereto shall be accompanied by waivers of lien which shall be satisfactory to Landlord and any Mortgagee, covering that part of the work for which payment or reimbursement is being requested and by a search prepared by a title company or licensed abstractor or by other evidence, satisfactory to Landlord and Mortgagee, that there has not been filed with respect to any part of the Leased Premises any mechanics or other lien or instrument for the retention of title in respect of any of the work not discharged of record, and, if and as requested by, and satisfactory to, Landlord or any Mortgagee, title policy endorsements sufficient to evidence the foregoing and insure the priority of the requesting party's interest in the Leased Premises;

     (xi) If any Tenant Change or related Tenant Changes, in the aggregate, involving an estimated cost in excess of One Hundred Seventy-Five Thousand ($175,000.00) Dollars is undertaken by Tenant pursuant to the provisions of this
Section 9 or of Section 11 or 12 of this Lease, then each Requisition with respect thereto, after the work has been substantially completed, shall be accompanied by such certificates, permits and licenses required by any Laws and such other instruments and agreements as Landlord or any Mortgagee shall require;

     (xii) No Tenant Change shall tie-in or connect the Leased Premises or any Improvements thereon with any property outside the Leased Premises without the prior written consent of the Landlord; and

     (xiii) No Tenant Change shall reduce the value of the Leased Premises or impair the structural integrity of any building comprising a part of the Leased Premises.

     (xiv) In connection with any Tenant Change undertaken pursuant to the provisions of this Section 9 or of Section 11 or 12 of this Lease, Landlord and any Mortgagee may require Tenant to comply with such other conditions, as shall be reasonably satisfactory to Landlord and satisfactory to such Mortgagee, as the case may be, to insure the lawful, safe and expedient completion of such Tenant Change.

     (c) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without Landlord's prior written approval, make any alteration or change to the Leased Premises; excepting therefrom any such loss, cost, injury, damage or other expense as risk arising by means of the gross negligence or willful misconduct of Landlord (or any of its agents or employees) which would decrease the size of or decrease the square foot floor area of any building comprising a part of the Leased Premises; excepting therefrom any such loss, costs, injury, damage or other expense as risk arising by means of the gross negligence or willful misconduct of Landlord (or any of its agents or employees)

10. INDEMNITY AND PUBLIC LIABILITY INSURANCE.

     (a) Tenant shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Leased Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or unoccupancy of the Leased Premises by Tenant or any concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Leased Premises; excepting therefrom any such loss, cost, injury, damage or other expense or risk arising by reason of the gross negligence or wilful misconduct of Landlord (or any of its agents or employees) Tenant shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses, and liabilities it may incur in connection therewith (including, without limitation, reasonable attorneys' fees and other legal expenses). Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to the Tenant or to concessionaires, subtenants or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons. property of any such persons. Tenant shall not make any claim or demand upon or institute any action against the Landlord as result of such injury or damage.

     (b) Tenant, at its cost and expense, shall obtain and maintain in force throughout the term of this Lease, comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Leased Premises, with limits of not less than Five Million ($5,000,000.00) Dollars for death or injuries to one person and not less than Ten Million ($10,000,000.00) Dollars for death or injuries to two or more persons in one occurrence, and not less than Two Million Five Hundred Thousand ($2,500,000.00) Dollars for damage to property (all of the foregoing being hereinafter sometimes collectively referred to as the "Liability Insurance"). The limits of Liability Insurance may be increased by Landlord from time to time. All such Liability Insurance obtained and maintained by Tenant shall name Tenant as the insured party (and both Landlord and any Mortgagee(s), if requested by Landlord, as additional insured parties) therein and shall be obtained and maintained from and with a reputable and financially sound insurance cornpany(ies) reasonably acceptable to Landlord, authorized to issue such insurance in the State in which the Leased Premises is located.

     (c) The policies of insurance required under this Lease shall contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days prior written notice to Landlord and any Mortgagees by certified mail, return receipt requested. Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof.

     (d) Tenant shall furnish Landlord with duplicate original(s) or original certificate(s) of such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this
Section 10, and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by the provisions of this Section 10 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

     (e) Tenant shall comply, notwithstanding any other provision, with the reasonable requirements of any Mortgages relating to the insurance and to the proceeds of insurance maintained and required to be maintained by Tenant pursuant to the provisions of Sections 10 and 11 of this Lease. In the event Landlord is required, pursuant to the terms of any Mortgage (as hereinafter defined) to make deposits of sums sufficient to pay any insurance premiums with respect to insurance policies required to be maintained by Tenant hereunder, then Landlord shall have the right to require Tenant to: (i) promptly deposit with Landlord or Landlord's Mortgagee(s) or the designee of Landlord or its Mortgagee, funds for the payment of such insurance premiums; and (ii) also deposit monthly one-twelfth (1/12th) of the amount which would be sufficient at all times to any such insurance premiums thirty (30) days before such premiums are payable, or estimated by Landlord or any Mortgagee to be payable, during the ensuing twelve (12) months and all additional funds required for the payment of any of such premiums shall also be deposited with Landlord or its Mortgagee on the first day of the month during which or at the end of which such premiums are due and payable without interest, penalty or risk of cancellation of the applicable insurance policy, and any interest earned on such funds and made available to Landlord shall accrue for the benefit of Tenant and may be applied by Landlord against any other sum then or which may become due hereunder from Tenant to Landlord; provided, however, that in the event any Mortgagee requires deposits for such insurance premiums, such deposits shall be made in the amount(s) and manner required by such Mortgagee and any interest earned on such deposits shall be allocated as any Mortgagee requires. No sum collected by Landlord or its Mortgagee under this subsection 10(e) shall constitute a trust fund, all of such sums may be co-mingled with other assets of Landlord or its Mortgagee, and neither Landlord nor any of its Mortgagees shall be required to deposit such sums in an interest bearing account.

11. INSURANCE FOR DAMAGE OR DESTRUCTION AND WORKER'S COMPENSATION.

     (a) The Tenant shall, throughout the term of this Lease, at its own cost and expense, obtain and maintain in full force and effect and in the name of Tenant, Landlord and, if so requested by Landlord, any Mortgagees (except that Landlord and any Mortgagee need not be named on any Worker's Compensation policy)

     (i) all risk insurance, including but not limited to collapse, loss or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism and malicious mischief, and water damage and containing Replacement Cost, Agreed Amount and Demolition and Increased Cost due to Ordinance endorsements covering the Improvements and all replacements and additions thereto, and all fixtures, equipment and other personal property therein; the foregoing coverage shall be provided in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Improvements (exclusive of footings and foundations) and shall be determined from time to time, but not more frequently than once in any thirty-six (36) calendar months (unless otherwise reasonably requested by a Mortgagee), at Tenant's expense, at the request of the Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier;

     (ii) if a sprinkler system shall be located in the Leased Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord and any Mortgagee;

     (iii) such other insurance and in such amounts as may from time to time be required by a Mortgagee;

     (iv) Boiler and Machinery Broad Form policy covering explosion insurance in respect of steam and pressure boilers and similar apparatus, if any, located on the Leased Premises in an amount equal to one (1) hundred (100%) percent of the full replacement cost of the Improvements;

     (v) war risk insurance as and when such insurance is obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national or public emergency exists or threatens, and in an amount not less than the full insurable value of the Leased Premises;

     (vi) the Liability Insurance as provided in Section 10 of this Lease;

     (vii) Worker's Compensation insurance subject to statutory limits or better in respect of any work or other operations on or about the Leased Premises;

     (viii) such other insurance with respect to the Leased Premises and in such amounts as Landlord from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to the Leased Premises;

     (ix) during the performance of any construction, broad form Builder's All-Risk insurance;

     (x) rent insurance on the "All Risks of Physical Loss" basis in an amount equal to two (2) years' of the then current Minimum Rental and Impositions; and

     (xi) in the event that any portion of the Premises is located within any flood plain, mud slide, flood hazard or fault area, as designated on any map prepared or issued for such purpose by any Governmental Authority, a policy insuring against such risks.

     (b) All such  insurance  described in  subsection of this Section 11 shall:

     (i) be obtained from and maintained with reputable and financially sound insurance company(ies) reasonably acceptable to Landlord and any Mortgagees, authorized to issue such insurance in the State in which the Leased Premises are located;

     (ii)  be  on  and/or   contain  such  terms  and  conditions  as  shall  be
satisfactory to Landlord and to any Mortgagees;

     (iii) provide that the proceeds of any loss shall be payable to Landlord (but to be held in escrow by any recognized financial institution selected by Landlord), or, if Landlord so requests, to any Mortgagee(s) in accordance with this Lease;

     (iv) contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days' prior written notice to Landlord and any Mortgagee(s) by certified mail, return receipt requested; and

     (v) contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss.

     (c) Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord (and any Mortgagees, to the extent requested by Landlord) a certificate evidencing the replacement or renewal thereof.

     (d) The Tenant shall furnish Landlord and any Mortgagees with duplicate original(s) or original certificate(s) together with true copy(ies) of all insurance policies described in subsection (a) of this Section 11, including renewal and replacement policy(ies), together with written evidence that the premiums therefore (the "Premiums") have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 11, and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by the provisions of this Section 11 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

     (e) If any portion of the Leased Premises is damaged or destroyed by fire or other casualty, Tenant shall promptly give notice thereof to Landlord and any and all Mortgagees, file prompt proof of loss to the relevant insurance company(ies), and, at Tenant's sole cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed Improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction (except for such changes in design or materials as may then be required by Law). The Landlord, in such event, shall, to the extent and at the times the insurer and any Mortgagees make the proceeds of the insurance available, reimburse the Tenant for the costs of making such repairs, restoration, rebuilding and replacements, provided further that said reimbursements need be made only under such conditions that the Landlord and any Mortgagees are assured that at all times the Leased Premises shall be free of liens or claims of liens by reason of such work, and provided further that the portion of the proceeds paid out at any time shall not exceed the value of the actual work and materials incorporated in the repaired, restored, rebuilt or replaced Leased Premises and that the conditions described in Section 9 are complied with. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, and notwithstanding the expiration or termination of the term of this Lease, the Tenant shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid and shall deposit same in escrow if required by any Mortgagee in such manner and at such time as any Mortgagee may require. Any surplus of insurance proceeds over the cost of restoration, net of all expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to the Landlord. Notwithstanding any provisions to the contrary set forth herein, in the event the Leased Premises is damaged or destroyed by fire or other casualty during the last two (2) years of the Initial Term or any Extended Term, then Landlord may, at its option, terminate this Lease, provided, however, that if Tenant has the right to extend the Term, then upon notice from Tenant that Tenant elects to extend the term within 15 days of its notice of termination, then Landlord shall make the proceeds of insurance available for restoration as set forth herein.

     (f) The obligation to pay the rent provided for herein and to otherwise perform Tenant's obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of rent or release for any of Tenant's obligations hereunder by reason of such damage or destruction regardless of the period of time, if any, during which the Leased Premises or any part thereof remain untenantable, any Laws to the contrary notwithstanding, except to the extent Landlord or any Mortgagee shall actually receive the proceeds of rent insurance as its sole property.

     (g) The provisions and requirements of all of Section 9 shall apply with respect to any repairing, restoring, rebuilding or replacing made pursuant to
Section 11; and same shall be made in accordance with the applicable Plans and Specifications to the extent required hereunder.

     (h) As to any loss or damage which may occur upon the property of a party hereto and be collected under any insurance policy(ies), such party hereby releases the other from any and all liability for such loss or damage to the extent of such amounts collected.

     (i) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under Sections 10 and 11 of this Lease, unless Landlord, and with respect to the insurance described in Section 11, any Mortgagees designated by Landlord, are included therein as named insured, with loss payable as in said Sections provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate original(s) thereof, or original certificate(s) evidencing the same with true copies thereof, as provided in this Lease.

12.  CONDEMNATION AND REJECTABLE OFFER.

     (a) In the event that at any time during the term of this Lease, title to the whole or materially all of the Leased Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between the Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking (herein called the "Taking Date") and the rent provided to be paid by the Tenant shall be apportioned and paid to the Taking Date.

     (b) Except in the event of a taking described in the Deed, if (i) any portion of any building on the Leased Premises shall be taken, or (ii) twenty-five (25%) percent or more of the parking accommodations shall be taken, or (iii) substantially all reasonable means of ingress and egress to and from the Leased Premises are permanently eliminated by reason of such a taking, then and in any of such events, Landlord and Tenant shall each have the right to terminate this Lease on the next day for payment of Minimum Rental occurring at least one hundred twenty (120) days after notice to the other given within ninety (90) days after the Taking Date; provided, however, that Tenant may not terminate this Lease by reason of any such reduction of the parking accommodations or means of ingress and egress if prior to the actual reduction Landlord shall have provided, as the case may be (i) substitute parking areas adjacent to or in the immediate vicinity of the Leased Premises, which, together with the remaining parking accommodations, are sufficient to produce accommodations equal to seventy-five (75%) percent of the accommodations existing prior to such taking, or such greater percentage as may be necessary to bring such accommodations into compliance with all then applicable zoning requirements, or (ii) substitute means of ingress and egress as shall be in compliance with all then applicable zoning requirements.

     (c) If and when it shall be established that this Lease shall terminate pursuant to the provisions of subsection (a) or (b) of this Section 12, Tenant may make a claim, at its sole cost and expense, for the value of its leasehold estate hereunder, provided, however, if the Landlord's Net Award (as hereinafter defined) for such taking (the entire award payable to Landlord less all of Landlord's expenses related thereto being herein called the "Landlord's Net Award") does not equal or exceed Seven Million ($7,000,000.00) Dollars, Landlord shall be entitled to such portion of the award payable to Tenant for the value of its leasehold estate as is necessary for Landlord to be paid such deficiency in the Landlord's Net Award. Notwithstanding anything contained in this Lease to the contrary, if this Lease is terminated pursuant to the provisions of this
Section 12 after the expiration of the Initial Term of this Lease, then Landlord shall be entitled to all awards, damages, consequential damages and compensation payable in connection with such taking.

     (d) In the event of any taking of the Leased Premises and if this Lease shall not terminate as provided in subsection 12(a) and 12(b) above, then this Lease shall continue unaffected (except as hereinafter specifically otherwise provided) and the Landlord shall be entitled to all awards, damages, consequential damages and compensation for such taking and the Tenant shall not be entitled to share in any such award or have any claim against Landlord for any part thereof, provided: (i) Landlord shall to the extent the net award (the entire award less all of Landlord's expenses related thereto being herein called the "Net Award") paid for the Improvements on the Leased Premises is made available to Landlord, reimburse Tenant for its cost of demolition, repair, rebuilding and restoration, to return the Improvements to a tenantable condition, as and when expended, and paid in like manner and subject to the provisions and conditions contained in Section 9 above, which provisions and conditions shall be deemed to apply to such demolition, repair, rebuilding and restoration; and (ii) the Minimum Rental payable by Tenant to Landlord under
Section 3 hereof, from and after the date of restoration of the Leased Premises, shall be reduced by an amount equal to the product obtained by multiplying the amount of the Net Award retained by Landlord, if any, after restoration of the Leased Premises by Tenant, as provided herein, by two (2%) percentage points less than the Prime Rate (as hereinafter defined); provided, however, that in no event shall the aggregate amount of such rental reduction exceed the Net Award. In the event of any taking which does not result in a termination of this Lease, Tenant shall promptly make such demolition, repair, rebuilding and restoration as are necessary to return the Leased Premises to a tenantable condition (in accordance with the applicable Plans and Specifications), and in the event that the cost of such demolition, repair, rebuilding and restoration shall exceed the Net Award collected by the Landlord, Tenant shall pay the deficiency.

     (e) In the event Landlord is advised of an impending condemnation, the
Landlord shall give notice of such fact to the Tenant and the Tenant, at its election, shall be entitled to participate in any negotiations or litigation with the condemning authority.

     (f) Notwithstanding the foregoing, Tenant, at its cost and expense, shall be entitled to separately claim, in any condemnation proceeding, any damages payable for movable trade fixtures paid for and installed by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord, and for Tenant's loss of business, and for Tenant's relocation costs; provided Landlord's award is not reduced or otherwise adversely affected thereby.

13.  REMOVAL OF TENANT'S  PROPERTY.

     Provided the Tenant is not then in default hereunder, the Tenant shall have the right, at any time during the term of this Lease, to remove "Tenant's
Property", consisting of machinery, trade equipment, business and trade fixtures, and other trade equipment placed, installed, supplied or made by it in or on the Leased Premises at Tenant's cost and expense (without any contribution or reimbursement therefore by Landlord), and which may be removed without material injury to the Leased Premises; provided, however, that any damage to the Leased Premises or any part thereof occasioned by such removal shall be repaired by the Tenant at Tenant's cost and expense. As used herein and hereafter, the term "Tenant's Property" shall not include or be deemed to include any item now or hereafter installed in or on the Leased Premises that is an integral part of the building(s) thereof, including, without limiting the generality of the foregoing, heating, ventilating, and air conditioning plants and systems, electrical and plumbing fixtures and systems and other like equipment and fixtures, if any. In connection with any financings undertaken by Tenant, provided the Tenant is not in default in any of its obligations hereunder, if requested by the lender thereof, and upon Tenant's request therefor, Landlord will waive any statutory rights it may have for liens against Tenant's Property and will execute any reasonable instrument requested by such lender confirming same.

14.  SUBORDINATION.  NON-DISTURBANCE.  NOTICE TO LESSORS AND MORTGAGEES.

     (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground and underlying leases of all or any portions of the Leased Premises, now or hereafter existing, and to all Mortgages which may now or hereafter affect all or any portions of the Leased Premises and/or any of such leases, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and Mortgages and spreaders and consolidations of such Mortgages; provided, that, as to any such leases and/or Mortgages that become liens of record after the date of this Lease, the foregoing subordination shall be ineffective unless and until the lessors and/or Mortgagees hereunder shall each enter into a non-disturbance agreement, in favor of Tenant, to provide that in the event its said Mortgage shall be foreclosed or its said lease shall be terminated, as the case may be, and provided that there has not occurred an Event of Default hereunder, this Lease: shall not terminate on account thereof so long as the Tenant continues to pay rents reserved in this Lease and otherwise performs and observes all of the terms, covenants, conditions and provisions of this Lease to be performed and observed by or on behalf of Tenant hereunder, and which non-disturbance agreement shall be in a form and contain such other terms as are reasonably required by the applicable lessor or Mortgagee (as the case may be). The lien of any Mortgages shall not cover any trade fixtures or other personal property which is not affixed or attached to the Leased Premises paid for and installed in the Leased Premises by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord (unless such personal property is a replacement of personal property owned by Landlord). The provisions of this subsection (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instruments that Landlord, the lessor of any such lease or the holder of any Mortgage, or any of their respective successors in interest, may reasonably request to evidence such subordinations. If any Superior Lease (as hereinafter defined), or a memorandum thereof, or any Mortgage shall not be recorded, the subordination provided for in this Section shall not be effective unless and until Tenant shall have received notice from Landlord or from the Superior Lessors (as hereinafter defined) or the Mortgagees thereunder (as the case may be) of the existence of such Superior Lease or Mortgage (as the case may be). If any Mortgagees shall, from time to time, so require, this Lease shall be prior in lien to the lien of its or their respective Mortgages.

     (b) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or any Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when all such Mortgagees and Superior Lessors shall have become entitled under such Mortgages or Superior Leases, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided any such Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to and shall commence and continue to remedy such act or omission, but nothing herein contained shall obligate any Mortgagee or Superior Lessor to do so unless it so elects.

     (c) If a Superior Lessor or a Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment which such Successor Landlord shall agree to accept if so requested by Tenant provided Tenant is not in default under this Lease, Tenant shall attorn to and recognize such Successor

Landlord as Tenant's Landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, and as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions set forth in this Lease, and all such terms, covenants and conditions shall be applicable after such attornment except that the Successor Landlord shall:

     (i) not be liable for any previous act or omission of Landlord under this Lease,

     (ii) not be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued or which may thereafter accrue to Tenant against Landlord, and

     (iii) not be bound by any previous modification of this Lease, not expressly provided for in this Lease, other than a modification of this Lease executed by Landlord and Tenant prior to the execution of any Superior Lease or Mortgage, or by any previous prepayment of more than one month's Minimum Rental, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor(s) or the Mortgagee(s) through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

15.  NON-WAIVER

     Neither a failure by the Landlord to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of the Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the Landlord may be entitled either at law or in equity.

16.  QUIET  ENJOYMENT.

     If the Tenant pays rent it is obligated hereunder to pay, and observes all other terms, covenants and conditions hereof, it. may peaceably and quietly have, hold and enjoy the Leased Premises during the term of this Lease, subject, however, to all the terms of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make any deduction from or offset against any rent or any other sum payable under this Lease, or to fail to perform any other obligations of Tenant hereunder.

17. ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall not sublet the Leased Premises, nor any part thereof, nor assign, or otherwise dispose of this Lease or any interest therein, or any part thereof, without Landlord's prior written consent in each of the foregoing. cases, which consent, however, to an assignment of this Lease, or subletting of the Leased Premises, shall not be unreasonably withheld, provided the following conditions are complied with:

     (i) Tenant shall give written notice of its intention to assign this Lease or sublet all or a portion of the Leased Premises sixty (60) days or more before the effective date of such proposed assignment or subletting, which notice shall contain (A) the name and address of the proposed assignee or subtenant, (B) the terms of the proposed assignment or subletting and (C) a copy of the proposed assignee's or subtenant's most recent financial statement.

     (ii) Any assignment shall transfer to the assignee all of the Tenant's rights in, and interest under, this Lease.

     (iii) At the time of any assignment and/or subletting, this Lease must be in full force and effect without any breach or default hereunder on the part of the Tenant and without the existence of any condition, matter or state of fact which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

     (iv) Any assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease including any accrued obligations at the time of the assignment. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by the assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) or its equivalent for any other entity authorizing such assumption agreement, shall be sent to Landlord within ten (10) days from the effective date of such assignment.

     (v) A copy of any sublease fully executed and acknowledged by the Tenant and the sublessee, shall be mailed to Landlord within ten (10) days from effective date of such subletting.

     (vi) Such assignment and/or subletting: shall be subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant-assignor (and any guarantor(s) of this Lease) and such assignee(s) shall continue to be and remain liable hereunder, it being expressly understood and agreed that no assignment or subletting of the Leased Premises shall, in any way, relieve Tenant or any subsequent assignee(s) from the performance of any of the agreements, terms, covenants and conditions of this Lease.

     (vii) Each sublease permitted under this Section shall contain provisions to the effect that (A) such sublease is only for the actual use and occupancy by the sublessee, and (B) such sublease is subject and subordinate to all of the terms, covenants and. conditions of this Lease and to all of the rights of Landlord thereunder, and (C) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Landlord's option, attorn to Landlord and waive any rights the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

     (b) With respect to an assignment or sublet subsection 17(a) above, if Landlord shall give its any assignment of this Lease or to any sublease, in consideration thereof pay to Landlord, promptly of such sums by Tenant, as additional rent:

     (i) In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for Tenant's Property). In the event such an assignment is made in connection with the sale of other assets by Tenant, the amount of all sums and other consideration paid to Tenant in connection with such sale shall be reasonably allocated between this Lease (including, without limitation, sums paid for Tenant's Property) and such other assets.

     (ii) In the case of a sublease, fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Minimum Rental and additional rent accruing from time to time during the term of the sublease in respect of the subleased space (to be calculated by Landlord at the time of the sublease in landlord's reasonable judgment subject to Tenant's approval, not to be unreasonably withheld or delayed) pursuant to the terms hereof (including, but not limited to, sums paid for Tenant's Property or the sale or rental of Tenant's Property). The sums payable under this subsection (b) (ii) shall be
paid  to  Landlord  as  and  when  paid  by  the   subtenant   to  Tenant.

     (c) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Leased Premises or to any assignment of this Lease, no subtenant shall assign its sublease nor further sublease the Leased Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease nor sublease the Leased Premises, or any portion thereof, without Landlord's prior written consent in each of such cases.

     (d) Notwithstanding anything contained in this Lease to the contrary, should Tenant desire to assign this Lease or sublet more than twenty-five (25) percent of the net rental square footage of the main building or any other portion of the Leased Premises, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed subletting or assignment and Landlord may, at any time within thirty
(30) days after the receipt of such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than thirty (30) days or more than ninety (90) days after its receipt by Tenant, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the term of this Lease. Landlord may enter into a direct lease with the proposed subtenant or assignee or with any other persons as Landlord may desire. Landlord acknowledges that any transaction described in and completed in accordance with subsection 17(g) below shall not be subject to the terms of this subsection 17(d).

     (e) Tenant's failure to comply with all of the provisions and conditions of this Section 17 and all of the subsections hereof shall (whether or not Landlord's consent is required under this Section), at Landlord's option, render any purported assignment or subletting null and void. and of no force or effect.

     (f) Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect.

     (g) The Tenant may consolidate with or merge into any other corporation, convey or transfer all or a substantial amount of its assets to any other corporation, or permit any other corporation to consolidate with or merge into
it  upon  condition   that:

     (i) The corporation which results from such consolidation or merger or the transferee to which such sale shall have been made (the "Surviving Corporation") is a corporation organized under the laws under any State of the United States, and the Surviving Corporation shall have a net worth, computed in accordance with generally accepted accounting principles, consistently applied at least equal to the greater of the net worth of Tenant on (x) the day immediately preceding such consolidation, merger or transfer, or (y) the date of this Lease (as certified to Landlord by independent auditors who are among the nationally recognized "Big Five" accounting firms, or an accounting firm otherwise agreed to by the Landlord, and delivered to the Landlord at least twenty (20) business days prior to the proposed assignment); and

     (ii) The Surviving Corporation shall expressly and unconditionally assume by written agreement in recordable form to perform all such obligations of the Tenant hereunder and shall be obligated to perform all such obligations of the Tenant hereunder to the same extent as if the Surviving corporation had originally executed and delivered this Lease; and

     (iii) no rights of Landlord under this Lease shall be affected or reduced by such consolidation, merger, conveyance or transfer.

     Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or a substantial amount of its assets unless there shall be compliance with all of the foregoing provisions of subsection 17 (g) of this Lease and unless the instrument referred to in subsection 17(g) (ii) above shall have been delivered to Landlord. Provided Tenant has complied with all of the terms of this Section 17(g), Tenant shall be released from all obligations and liabilities under this Lease accruing from and after such merger, consolidation, sale or other disposition of all or a substantial amount of Tenant's assets.

     (h) Notwithstanding the terms of this Section 17 to the contrary, Tenant may sublet, in the aggregate, no more than twenty-five (25%) percent of the net rental square footage of the main building at the Leased Premises without the prior consent of Landlord being required; provided, however, that, (i) to the extent that the aggregate of the net rental square footage of all such sublets exceeds fifteen percent (15%) of the net rental square footage of the main building at the Leased Premises, such subletting activities are consistent with the national business practices of "Tops City Appliance" retail stores, (ii) any such subletting would not violate the provisions of the Deed and (iii) the terms of subsections 17(a) (i), (iii), (v), (vi) and (vii) shall apply to each such sublet

18.  ENTRY  BY  LANDLORD

     Landlord, any Superior Lessor(s) and any Mortgagee(s), and their respective duly authorized representatives shall have the right to enter the Leased Premises at all reasonable times and upon reasonable prior notice for the purposes of:

     (a) inspecting the condition of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements); and

     (b) exhibiting the same to persons who may wish to purchase or lease the same, and, during the last twelve (12) months of the term of this Lease (as extended, if applicable) placing a notice of reasonable size on the Leased Premises offering the same or any part thereof for sale or for rent.

19.  TENANT'S  DEFAULT

     The following shall be defined and deemed as an "Event of Default": (a) if Tenant shall default in the payment of the Minimum Rental shall fail to cure said default within five (5) days after same is due; or (b) if Tenant shall default in the payment of any additional rent or any other sum due hereunder (other than Minimum Rental) and shall fail to cure said default within five (5) days of written notice of such default; or (c) if Tenant shall default in the performance or observance of any term, obligation, covenant or condition to be performed or observed by Tenant under this Section 19 or under any of Sections 6(b), 10 (other than subsection 10(d)), 11 (other than subsection 11(d)), 17 or 27(a) of this Lease; or (d) if Tenant shall default in the performance or observance of any term, obligation, covenant or condition to be performed or observed by Tenant under subsection 7 (a) (ii), and, provided that such default does not relate to any covenant contained in the Deed, Tenant shall fail to cure said default prior to the expiration of any grace or cure period, if any, provided in the Restriction; or (e) if Tenant shall default in the performance or observance of any other term, obligation, covenant or condition to be performed or observed by Tenant under this Lease and if Tenant shall fail to cure said default within thirty (30) days of written notice of said default from Landlord, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and continuously prosecute the curing of the same to completion with due diligence; or (f) if Tenant shall make an assignment of its property for the benefit of creditors or shall institute any proceedings relating to it or its property under any bankruptcy or insolvency laws of any jurisdiction or shall petition to any court for, or consent to, the appointment of a receiver, trustee or assignee of it or any part of its property; or (g) if an order for relief under any provisions of the Bankruptcy Reform Act of 1978, as same may be amended, shall be entered against Tenant; or
(h) if Tenant shall be declared bankrupt or insolvent according to law; (i) if any bankruptcy or insolvency proceedings shall be commenced against Tenant shall not be dismissedd within sixty (60) days thereafter; (j) if a receiver, trustee, or assignee shall be appointed without the consent of Tenant in any bankruptcy or insolvency proceedings of Tenant or the property of Tenant and shall not be discharged within ninety (90) days thereafter; (k) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward its liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all of its assets; or (l) if, as a result of any failure observe any of the terms, obligations, covenants, or conditions to be performed or observed by it under this Lease, a breach or default shall have occurred and be continuing under any Superior Lease or Mortgage, and Tenant fails to cure such breach or default within a period time equal to one-half of the minimum time allowed under all Superior Leases and Mortgages; or (m) a breach or default shall have occurred under the Guarantee. The word "Tenant" as used in subsections (f), (g), (h),
(i), (j), (k) and (1) of this Section 19 shall mean the Tenant named herein, the then holder of the Tenant's interest in this Lease hereunder, any Guarantor(s) and/or other persons who or which are liable for Tenant's obligations under this Lease. The words "Landlord" and "Tenant" as used in subsections (c), (d), (e), and (f) of this Section 19 shall mean any person, firm or entity controlled by, under common control with, or controlling the Landlord or the "Tenant" (as defined in the preceding sentence) under this Lease, respectively; and for the purpose of interpreting this sentence the word "control" shall be deemed to mean capable of directing the business activities and direction of such person, firm or entity. Any defaults in Tenant's liabilities or obligations under this Lease occasioned by any acts or failures to act by any persons having or claiming any right, title and interest in or to the Leased Premises by, through or under Tenant, shall be deemed the default of Tenant hereunder. If this lease is terminated pursuant to this Section 19, Tenant waives the benefit of any Laws exempting property from liability for rent or for debt.

     In case of the occurrence of any Event of Default hereinbefore provided, the Landlord shall have the immediate right of reentry and may remove all persons and property from the Leased Premises by summary proceedings, lawful force or other-wise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by Laws) Landlord shall have the right, at its option, to terminate this Lease on not less than two (2:) days. written notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if the date were the expiration date originally set forth herein and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to and/or may relet the Leased Premises or any part(s) thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Leased Premises is located) and reasonable attorneys' fees and of the cost of such alterations and repairs, third, to the payment of rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceedings(s)  for the recovery
of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant's account; and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord Such deficiency shall by calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including a sum which at the time of such termination of this Lease is equal the aggregate amount of all of the rental and charges reserved in this Lease for the remainder of the then term of this Lease (discounted using a six percent (6%) factor), all of which shall be immediately due and payable from Tenant to Landlord. If any Laws shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise. In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury,  damage or other
expense or risk whatsoever, directly or indirectly, arising out of, resulting from or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warranty or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete and accurate, including, without limitation, any representation, warranty or covenant given or made by Tenant under that certain Agreement to Assign, executed by and between Landlord or its predecessor-in-interest, as purchaser, and Tenant or its predecessor-in-interest, as seller, respecting the acquisition of the Leased Premises by Landlord and contemporaneously with the consummation of which this Lease was executed, all of which representations, warranties and covenants are hereby incorporated by reference herein this Lease.

20. TAX  APPEALS  AND CONTESTS.

     (a) Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Imposition of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Imposition unless the Tenant, at its option: (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Imposition, together with all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord or any Superior Lessor or Mortgagee, as security for the performance by the Tenant of its obligations hereunder with respect to such Impositions, such security in amounts equal to such contested amount and such other security as may be demanded by the Landlord or any Superior Lessor or Mortgagee to insure payment of such contested Imposition and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such  Imposition  or
part thereof, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including counsel fees) interest, penalties or other liabilities in connection therewith, whereupon the Landlord shall arrange to have returned to the Tenant, with any interest (less an administrative fee of one (1%) percent per annum) earned thereon and made available for such return, all amounts, if any, held by or on behalf of Landlord which were deposited by the Tenant in accordance with the provisions hereof.

     (b) Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Leased Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

     (c) Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord and Tenant will pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or any Superior Lessor or Mortgagee to the risk of any material civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, any Superior Lessor and any Mortgagee as may reasonably be demanded by any of them to insure compliance with the foregoing provisions of this Section 20.

21. SIGNS.

     Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from governmental authorities, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Leased Premises. Such signs shall be removed by Tenant upon the termination of its occupancy of the Leased Premises.


22.  SURRENDER  OF  PREMISES.

     Except in the case of condemnation described in subsection 12(a) (or subsection 12(b), if this Lease is terminated in accordance with this Lease, at the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall at such time remove all Tenant's Property, as well as any alterations or improvements, if requested to do so by Landlord, and shall repair any damage to the Leased Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Leased Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Leased Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

23.  INTENTIONALLY  OMITTED.

24. "LANDLORD" DEFINED.

     (a) The term "Landlord" as used in this Lease means only the owner of the Leased Premises, or the Mortgagee in possession of the Leased Premises, for the time being, so that in the event of any sale or other transfer of the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties and any successor of Landlord, that such successor has assumed and agreed to perform and observe all liabilities and obligations of Landlord hereunder.

     (b) Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability on Landlord in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's and such persons' remedies and claims for damages.

25.  TENANT'S  PAYMENTS.

     Each and every payment and expenditure, other than Minimum Rental and other than costs for any additions, alterations, repairs, replacements and improvements to the Improvements, which are required to be paid by Tenant under this Lease shall be deemed to be additional rent here; under, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, on demand by Landlord and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by Laws in the case of non-payment of Minimum
Rental. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Tenant agrees to pay or reimburse Landlord, on demand, for any reasonable costs and expenses that may be incurred by Landlord after the date hereof in connection with its review of any instrument or documents requested by Tenant pursuant to this Lease or relating to the Leased Premises, including, but not limited to, the costs and expenses of making such investigations as the Landlord shall deem appropriate and the reasonable legal fees and disbursements of Landlord's counsel. All payments of Minimum Rental hereunder shall be made to Landlord by check, as Landlord may direct, at the address set forth in the beginning hereof (unless otherwise provided herein), or at such other address as may be designated by Landlord or by wire transfer of federal funds to an account or accounts designated by Landlord.

26.  RIGHT TO CURE  DEFAULTS

     If Tenant shall fail to fully comply with any of its liabilities or obligations under this Lease (including, without limitation, its obligation to complete the Initial Construction, make repairs, maintain various policies of insurance, comply with all Laws and pay all Impositions and bills for utilities), then three (3) days after the giving of written notice of such breach to Tenant (except that prior written notice shall not be required in the event of an emergency) Landlord shall have the right, at its option, to cure such breach at Tenant's cost and expense. Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages and expenses resulting therefrom or incurred in connection therewith, together with interest thereon at a rate equal to the Maximum Rate (as hereinafter defined), promptly upon demand.

27. COVENANT  AGAINST LIENS.

     (a) If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Superior Lessor, any Mortgagee and/or any portion of the Leased Premises (whether or not such lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord against and save Landlord harmless from all losses, costs, damages, expenses, liabilities, suits penalties, claims, demands and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages and expenses resulting therefrom or incurred in connection therewith, together with interest thereon at a rate equal to the Maximum Rate, promptly upon demand.

     (b) All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that the Landlord shall not be liable for any labor, services, materials, supplies or equipment furnished or to be furnished to the Tenant upon credit, and that no mechanic's or other lien for any such labor, services, materials, supplies or equipment shall attach to or affect the estate or interest of the Landlord in and to the Leased Premises.

28.      WAIVER OF REDEMPTION.

     It being clearly understood by Tenant that Landlord is unwilling to enter into any lease of the Leased Premises for a term of more than five (5) years unless the statutory rights of redemption after a dispossess proceeding and to a second further trial after an action in ejectment shall be waived by Tenant (unless such second or further trial results from an Appellate Court decision reversing the decision of the first trial) and Tenant being willing to waive all such rights of redemption conferred by statute in order that it may secure a lease of more than five (5) years, Tenant covenants and agrees that in the event of an action for ejectment or any other action or proceeding to dispossess, terminating this Lease, the right of redemption provided or permitted by any Laws and the right to any second or further trial provided or permitted by any laws, shall be and hereby are expressly waived (unless such second or further trial results from an Appellate Court decision reversing the decision of the first trial). Tenant hereby expressly waives the service of any notice in writing of intention to reenter as provided for or may be provided for in and by the laws of the State in which the Leased Premises is located, as the same may from time to time exist.

29. LANDLORD'S AND TENANT'S CERTIFICATES.

     Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days. after request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any ground lessor, Mortgagee, assignee of any Mortgagee or purchaser, or any proposed Mortgagee, or proposed assignee or sub-tenant of Tenant or any other person, firm or corporation specified by Landlord or Tenant:

     (a) That this Lease and all Guarantees (hereinafter defined) are unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

     (b) Whether or not there are then existing any breaches or defaults by the other party under any of the terms of this Lease and specifying such breach or default or any set offs or defenses against the enforcement of any of the agreements, terms, covenant or conditions of this Lease or of any Guarantees upon the part of the Landlord or Tenant or any said Guarantors, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

     (c) The dates, if any, to which the rental(s) and other charges under this Lease have been paid in advance.

     Within ten (10) days of landlord's request, Tenant shall complete, execute and deliver the form of certificate annexed hereto as Schedule "C" or such other form as a purchaser or Mortgagee may require. Tenant shall cause any and all of its said certifications which refer to any Guarantors or Guarantees to be executed and acknowledged by the relevant Guarantors.

30. WAIVER OF TRIAL BY JURY AND WAIVERS BY  GUARANTORS.

     Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Minimum Rental or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Each and every Guarantor if any, shall with respect to the liabilities and obligations under its Guarantee, be deemed to have agreed to waive, with respect to its Guarantee and this Lease, all rights which are waived by Tenant under this Lease.

31.  NET  LEASE:  NON-TERMINABILITY.

     This is an absolutely net lease, and, except as otherwise specifically provided in Section 12 hereof, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement,: deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this

Lease; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to or destruction of the Leased Premises from whatever cause, any taking by condemnation, eminent domain or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of the Leased Premises, the interference with such use by any persons, corporations or other entities, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of ownership of the Leased Premises otherwise than pursuant to an express provision of this Lease, or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any Laws to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Minimum Rental, additional rent and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind or void this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee of or successor to, Landlord, and notwithstanding. any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord or by any court in any such proceeding.

32. MISCELLANEOUS  PROVISIONS.

     (a) NOTICES. Any notice, exercise of option or election, communication, request or other document or demand required or permitted under this Lease shall be in writing and shall be given to Landlord or Tenant by (i) Federal Express or other similar


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

national, reputable, overnight courier which provides proof of delivery, or (ii) registered or certified mail, return receipt requested, postage prepaid, to the parties at the address listed below:

     (i) to the Landlord as follows:

                  AM Coney Island LLC
                  C/o Vista Realty Partners, LLC
                  5 East 37th Street, 10th Floor
                  New York, New York 10016
                  Attention:    Mr. Marc Esrig

                  And Copy to:

                  Marvin Levine, Esq.
                  Wachtel & Masyr, LLP
                  110 East 59th Street
                  New York, NY 10022

     (ii) to the Tenant as follows:

                  Tops Appliance City, Inc.
                  45 Brunswick Avenue
                  Edison, New Jersey 08818
                  Attention: Mr. Thomas Zambelli

                  And Copy To:

                  Sheldon Lobel, Esq.
                  Sheldon Lobel, P.C.
                  9 East 40th Street, 14th Floor
                  New York, NY 10016

                  And Copy to:

                  Joseph Oriolo, Esq.
                  Greenbaum, Rowe, Smith,
                    Davis & Himmel LLP
                  99 Wood Avenue South
                  Iselin, New Jersey 00880-2712

Either party may, from time to time, change the address at which such written notices, exercise of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party(ies) written notice of such changed address, pursuant to the terms hereinabove set forth. At Landlord's option, which may be exercised at any time hereafter, Tenant shall send copies of any and all said notices and other communications designated by Landlord, to any Mortgagees and Superior Lessors designated by Landlord in the same manner as notices are required to be sent to Landlord, and at such address(es) as Landlord may from time to time designate by notice to Tenant.

     (b) RELATIONSHIP OF THE PARTIES. It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

     (c) APPLICABILITY. Whenever a provision in this Lease is stated to apply to the term of this Lease, or words of similar import, the same shall be deemed to mean and include any Extended Terms as well, unless specific reference is made to such provisions as having applicability only to all or any portions of the Initial Term and/or any Extended Term or Extended Terms.

     (d) GOVERNING LAWS. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State in which the Leased Premises is located as the same may from time to time exist.

     (e) INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (f) WAIVER. Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. Acceptance by Landlord of Minimum Rental, additional rent or any other charges paid by Tenant hereunder shall not be or be deemed to be a waiver by Landlord of any default by Tenant whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

     (g) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

     (h) SOLE AGREEMENT. This Lease sets forth all the promises, inducements, agreements, conditions and understandings between Landlord and Tenant relative to the demise of the Leased Premises, and there are no promises, agreements, conditions or understandings, either oral or written, express or implied between them, other than as herein incorporated or set forth with respect to such demise. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party(ies) to be charged therewith.

     (i) SHORT FORM OF LEASE. A short form of Lease for recording purposes only, in form satisfactory to Landlord's counsel, shall, simultaneously with the execution hereof, and at any time hereafter upon the request of either Landlord or Tenant, be executed by Landlord and Tenant in recordable form.

     (j) CAPTIONS. The captions of the several Sections and subsections of this Lease and table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

     (k) SUCCESSORS AND ASSIGNS. Except as may be expressly otherwise provided herein, the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Landlord and its successors and assigns and the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Tenant and its successors and permitted assigns.

     (l) NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly,
(i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Leased Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Leased Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

     (m) RIGHTS OF SUPERIOR LESSOR. Any rights provided herein for the benefit of any Mortgagees shall apply with equal force and effect for the benefit of any Superior Lessors as if expressly so stated in each instance.

     (n) REPORTS. Tenant agrees to furnish to Landlord its Annual Report on Form 10-K, with reasonable promptness following the filing thereof with the Securities and Exchange Commission. In addition to the foregoing, Tenant shall obtain and deliver to Landlord: (a) with reasonable promptness, such other information respecting the operation of the Leased Premises or the financial condition and affairs of Tenant or any Guarantors, as Landlord may from time to time reasonably request, including, without limitation, in the event Tenant or any successor to its interest hereunder is not subject to all financial disclosures required under the Securities Exchange Act of 1934, financial statements of Tenant and each Guarantor (including, but not limited to, annual balance sheets, income statements and surplus statements, certified by independent certified public accountants); and (b) an Officer's Certificate of Tenant and such Guarantor stating that to the best of the signer's knowledge and belief after making due inquiry, neither Tenant nor such Guarantor is in default in the performance or observance of any of the agreements, terms, covenants or conditions of this Lease or the Guarantee upon the part of Tenant or the Guarantor, as the case may be, to be performed or observed (or, if so, specifying the same and the steps being taken to remedy the same).

     (o) OWNERSHIP OF LEASED PREMISES. Tenant acknowledges that the Leased Premises are the Property of Landlord and that Tenant has only the right to the possession and use thereof upon the terms, covenants and conditions set forth in this Lease.

     (p) ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Improvements shall, at any time, encroach upon any property, street or right of way adjoining or adjacent to the Leased Premises, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Premises, or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Leased Premises are subject, or shall impair the rights of others under such easement or right-of-way, then promptly upon the request of the Landlord at the behest of any persons affected by any such encroachment, violation, hinderance, obstruction or impairment, Tenant shall, at its cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hinderance, obstruction or impairment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, but only with Landlord's prior written consent, the alteration or removal of any of the Improvements. Any such alteration or removal consented to by Landlord shall be made by Tenant in accordance with the requirements of
Section 9, above. Tenant's obligations under this subsection 32(p) shall survive the expiration or sooner termination of this Lease.

     (q) ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Mortgagees and Superior Lessors, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

     (r) CONSENT BY LANDLORD. Whenever in this Lease Landlord agrees not to unreasonably withhold its consent or approval, or words of like import, Tenant agrees that it shall not be unreasonable for Landlord to withhold such consent or approval (i) if by granting such consent or approval Landlord shall be in violation of any Mortgage, or (ii) if any Mortgagee shall not give its consent or approval thereto where its consent or approval is required or where any Mortgagee is entitled to give its consent or approval by the terms of its Mortgage. In the event that a claim or adjudication is made that Landlord has acted unreasonably or unreasonably delayed acting in any case where by law or under this Lease it. has an obligation to act reasonably or promptly, Landlord shall. not be liable for any monetary damages, and Tenant's remedies shall be limited to injunctive relief or declaratory judgment (except that Landlord shall be liable for reasonable attorneys' fees and other legal expenses incurred by Tenant in connection with such claim or adjudication, in the event that Tenant prevails thereon).

     (s) BROKER. Landlord and Tenant represent and warrant that they have dealt with no Broker in this transaction, and agree to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorney's fees and disbursements, such indemnified party may incur arising by reason of the above representation being false. The provisions of this paragraph shall survive execution of this Lease Agreement.

     (t) INTENTIONALLY OMITTED.

     (u) HOLDOVER. If Tenant should remain in occupancy of the Leased Premises after the expiration of the lease term, as same may be extended, Tenant shall
(i) pay Minimum Rental equal to two hundred (200%) percent of the Minimum Rental payable hereunder for the last year of the lease term, prorated for the period that Tenant remains in occupancy, (ii) pay all additional rent required hereunder, and (iii) comply with the terms of this Lease. Nothing herein is intended to grant Tenant the option to remain in occupancy at. such rental or limit Landlord's remedies in such event.

     (v) CONTINUING AGREEMENT OF INDEMNITY. At Landlord's request, Tenant shall execute that certain Continuing Agreement of Indemnity Miscelleous Surety Bonds attached as Exhibit G hereto.

33.  BANKRUPTCY OR  INSOLVENCY.

     The Landlord and Tenant  acknowledge  and agree that the provisions of this
Section 33 shall control notwithstanding anything to the contrary contained herein.

     (a) In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C. 1 et seq. ("Bankruptcy Code") and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 33 are satisfied. If Tenant or Tenant's trustee shall fail to assume  this  Lease  within 60 days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease shall be terminated.

     (b) In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 60 days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease
shall  be   terminated.

     (c) No election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

     (i) Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within 10 days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within 30 days after the date of such assumption.

     (ii) Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within 10 days from the date of such assumption, it will compensate landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

     (iii) Tenant's trustee or the debtor-in-possession (A) has provided Landlord with Assurance (as hereinbelow defined) of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or the debtor-in-possession and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Minimum Rental and for the performance of all other obligations of Tenant under this Lease, an amount equal to 3 monthly installments of Minimum Rental (at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Minimum Rent is due and payable, one-twelfth of Tenant's annual obligations for Impositions and insurance premiums to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 33 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

     (iv) Such assumption will not breach or cause a default under any provision of any other lease, Mortgage, financing agreement or other agreement by which Landlord or the Superior Lessor is bound, relating to Leased Premises or any larger development of which the Leased Premises is a part.

     (d) For purposes of subsection (c) (iii) of this Section 33, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: (i) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (ii) to secure to Landlord the obligations of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, there shall have been: (A) sufficient cash deposited with

Landlord, or (B) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord.

     (e) In the event that this Lease is assumed in accordance  with  subsection
(b) of this Section 33 and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within 30 days after the occurrence of either of such events.

     (f) If Tenant's trustee or the debtor-in-possession has assumed this lease pursuant to the terms and provisions of this Section 33 for the purpose of assigning (or elects to assign) this Lease this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this subsection (f) of this
Section 33 "adequate assurance of future performance" shall mean at that clauses
(B) and (C) of subsection (c) (iii) of Section 33 and each of the following conditions, has been satisfied:

     (i) The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant determined in accordance with generally accepted accounting principles consistently applied indicating a credit rating, net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any Guarantors of this Lease, on the date of execution hereof.

     (ii) Such assignment will not breach or cause a default under any provision of any other lease, Mortgage, financing agreement or other agreement by which

Landlord or the Superior Lessor is bound, relating to the Leased Premises or any larger development of which the Leased Premises is a part.

     (iii) The proposed assignment will not release or impair any Guarantee under this Lease.

     (g) When, pursuant to the Bankruptcy code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises, such charges shall not be less than the Minimum Rental and all additional rent payable by Tenant under this Lease and shall be paid at the times and when due as though such charges were Minimum Rental and additional rent.

     (h) Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Leased Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or similar federal statute now or hereinafter enacted, or under the laws of any state having competent jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

     (i) Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that this Lease is an extension of financial benefits and accommodations to Tenant which are uniquely personal in nature and such financial benefits and accommodations are a material inducement for Landlord's execution and delivery of this Lease and are an integral part of the consideration for this Lease.

     (j) In the event of an assumption or assignment, or both, of Tenant's interests pursuant to this Section 33, the right to extend the term of this Lease for any Extended Term shall be extinguished.

34. LATE CHARGES.

     (a) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting it charges, and late charges which may be imposed on Landlord by the terms of any Mortgage. Accordingly, if any installment of Minimum Rent shall be received by Landlord or Landlord's designee within five (5) days after the date on which such sum is due or if any additional rent or other charge due hereunder shall not be received by Landlord or Landlord's designee within ten (10) days after the date on which such sum is due, Tenant shall pay to Landlord a late charge equal to the greater of 4% of such overdue amount or the late charge, penalty or interest imposed on Landlord by its Mortgagee as a result of any late payment made to such Mortgagee. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (b) Any amount due Landlord not paid within ten (10) days after the date on which such amount is due shall bear interest at the Maximum Rate from the due date of such amount. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Such interest shall be in addition to the late charge set forth in Section 34 (a).

35.  DEFINITIONS.

     For the purposes of this Lease, the following definitions shall be applicable:

     Assurance - as defined in Section  33(c).

     Bankruptcy  Code - as defined  in  Section  33 (a).

     Broker - as defined in Section 32(s).

     Construction Contract - The general construction contract described on Schedule "F" annexed hereto.

     Control - as defined in Section 19.

     Deed - That certain deed dated the date of this Lease, delivered by New York City Economic Development Corporation to Landlord or Tenant as the case may be. With respect to that portion of the Leased Premises identified as Block 6997, Lot 117 of the Tax Map for the Borough of Brooklyn.

     Direct Construction Costs - as defined in Section 9(a).

     Environmental  Laws - as  defined  in  Section  36.

     Event of Default - as defined in Section 19.

     First,  Second, etc. - Extended Terms - as defined in Section 2(b).

     General   Contractor  -  the  general  contractor  under  the  Construction
Contract.

     Guarantee - any agreement or undertaking, written or otherwise, by virtue of which any Guarantor guarantees the performance or observance of any or all of the terms, covenants or conditions to be performed or observed by Tenant under this Lease.

     Guarantor - any person, firm or entity who or which, by written agreement, guaranty the performance or observance of any or all of the terms, covenants or conditions to be performed or observed by Tenant under this Lease.

     Impositions  - as  defined in  Section 5 (b)

     Improvements - as defined in Section 1.

     Initial  Term- as  defined in  Section 2 (a).

     Initial  Work-  as  defined  in  Section  9(a).

     Initial Work Plans and Specifications- The Plans and Specifications described on Schedule "F" annexed hereto.

     Land- as  defined in  Section  1.

     Landlord - as defined in Section 24.

     Landlord's  Net Award - as defined in  Section  12(c).

     Laws- as  defined in Section  2(a).

     Lease Year - as defined in schedule B hereof.

     Leased Premises - as defined in Section 1.

     Liability  Insurance - as defined in Section 10(b).

     NYC Contract of Sale - That certain Contract of Sale dated December 19, 1995, between New York City Economic Development Corporation, as seller, and Tenant, as purchaser, relating to that portion of the Leased Premises identified as Block 6997, Lot 117 of the Tax Map for the Borough of Brooklyn, as such Contract of Sale may have been amended.

     Maximum Rate - an annual rate of interest equal to the Prime Rate plus two (2%) percent, but in no event in excess of the maximum lawful rate permitted to be charged by a Landlord against a Tenant for monies advanced by reason of a Tenant's default.

     Minimum Rental - as defined in Section 3.

     Mortgage - any mortgage, deed of trust or other security interest now existing or hereafter created on all or any portion of Landlord's interest in this Lease and/or the Leased Premises, provided such mortgage, deed of trust or other security interest shall comply with the provisions of Section 14 hereof.

     Mortgagee - the holder of any  Mortgage.

     Net Award - as defined in Section 12 (d).

     Other  Project  Costs - as defined in Section 9 (a).

     Person-persons    -    any    individual(s),    partnership(s),    firm(s),
corporation(s), business trust(s), estate(s), legal representative(s) or other entities of any nature or description whatsoever.

     Plans and  Specifications  - as  defined  in  Section  9(b).

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

     Premiums  - as  defined  in  Section  11 (a).

     Prime Rate - the rate being charged at the time in question by The Chase Manhattan Bank (or successor by merger or otherwise) for short-term ninety (90) day unsecured loans made to its preferred customers.

     Rent Commencement Date - on which any portion of the Leased Premises is open for Tenant's business, but no later than July 1, 1999.

     Requisition  - as  defined in Section  9(b).

     Restrictions - as defined in Section 7(a).

     Schedule of Other Project Costs - the agreed upon costs incurred or to be incurred by Tenant in connection with the Construction of the Initial Work, as itemized on Schedule "E-1" annexed hereto.

     Successor  Landlord - as defined  in Section 14 (c).

     Superior Lease - any lease of all or any portions of the Leased Premises made by and between any persons, firms, or entities, as lessor, and any Landlord hereunder, as lessee.

     Superior  Lessor  -  the  Lessor  under  any  Superior   Lease.

     Surviving  Corporation  - as  defined in Section  17(g).

     Taking Date - as defined in Section 12 (a).

     Tenant's  Change(s) - as defined in Section  9(b).

     Tenant's  Property - as defined in Section 13.

     Trade Breakdown Schedule - the agreed upon direct construction costs to be incurred by Tenant in connection with the construction of the Improvements, as itemized on Schedule "E-2" annexed hereto.

36.  ENVIRONMENTAL  LAWS.

     Tenant represents and warrants that: to the best of its knowledge, the Leased Premises are in compliance with all  Environmental  Laws; to the best of
its knowledge, there are no conditions existing currently which would subject the Landlord or Tenant to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Landlord or Tenant; Tenant is not a party to any litigation or administrative proceeding, nor is any litigation or administrative proceeding threatened against it which asserts or alleges the Tenant or Landlord has violated or is violating Environmental Laws or that Tenant is required to cleanup, remove or take remedial or other responsive action due to the disposal, depositing, discharge leaking or other release of any hazardous substance or materials; neither the Leased Premises nor the Tenant or Landlord is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and has not been named or listed as a potential responsible party by any governmental body or agency in a matter arising under any Environmental Laws; no permits, licenses or approvals are required under Environmental Laws relative to the Leased Premises and there are not now materials stored, deposited, treated, recycled or disposed of on, under or at the Leased Premises (or tanks or other facilities thereon containing such materials), which materials or contained materials if known to be present on the Leased Premises or present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws.

     The term "Environmental Laws" shall mean all federal, state and local laws, now or at any time hereafter in effect, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), the Federal Comprehensive Environmental Responses Compensation and Liability Act of 1980 ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any federal or state department of natural resources or environmental protection agency.

     Tenant covenants and agrees to: comply with all applicable Environmental Laws; provide to the Landlord, immediately upon receipt, copies of any correspondence notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Tenant or Landlord or a cleanup, removal, remedial action, or other response by or on the part of the Tenant or Landlord under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Tenant or Landlord for an alleged violation of Environmental Laws; and advise the Landlord in writing as soon as Tenant becomes aware of any condition or circumstance which makes the environmental warranties contained in this Lease incomplete or inaccurate. In the event of any such circumstance, Tenant agrees, at its expense and at the request of Landlord, to permit an environmental audit solely for the benefit of Landlord or its Mortgagee to be conducted by the Landlord or its Mortgagee or an independent agent selected by the Landlord or its Mortgagee and which may not be relied upon by the Tenant for any purpose. This provisions shall not relieve the Tenant from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws. If in the opinion of the Landlord or its Mortgagee there exists any uncorrected violation by the Tenant of an Environmental Law or any condition which requires, or may require, a cleanup, removal or other remedial action by the Tenant under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within ninety
(90) days from the date of written notice from Landlord to Tenant, the same shall at the option of the Landlord constitute a default hereunder (unless such cleanup, removal or other remedial action can not be reasonably completed within said ninety (90) day period, in which event same shall not constitute a default hereunder as long as the Tenant promptly commences such cure within said ninety
(90) day period and diligently prosecutes such cure to completion thereafter); provided, however, that such cure right in no event exceed the permitted time period to cure same under any Mortgage (and the terms of subsection 19(k) shall govern same).

     In addition in the event any soils or groundwaters are found to contain compounds or substances at levels which require special handling, transportation and/or disposal. or which otherwise render them regulated pursuant to Environmental Laws. then Tenant shall be responsible at its sole cost and expense to arrange for the handling, transportation and disposal of such soils and or qroundwaters in accordance with all Environmental Laws. Tenant shall assume all responsibilities as the "generator" (as defined in applicable Environmental Laws) of any and all such soils and groundwaters.

     Tenant shall indemnify and hold Landlord and any Mortgagee harmless from and against, and the Tenant hereby agrees to reimburse Landlord with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against, incurred by or required to be paid by Landlord at any time and from time to time by reason of or arising out of (i) the existence of any hazardous substance or solid waste (as such terms are hereinafter defined) at the Leased Premises, (ii) the release or disposal (as such terms are hereinafter defined) of any hazardous substances or solid waste from the Leased Premises, or (iii) the ownership, construction, occupancy, operation, use or maintenance of the Leased Premises resulting in or giving rise to a breach or violation of any Environmental Laws. This indemnity applies, without limitation, to any violation of any Environmental Law and any and all matters arising out of any act, omissions, event or circumstance existing or occurring (including without limitation, the presence on the Premises or release from the Premises of hazardous substances or solid waste disposed of or otherwise released), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in CERCIA and the terms "solid waste" and "disposed" or "disposal" shall have the meanings specified in RCRA. However, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of the amendment and provided further, to the extent that the laws of the State of New York establish a meaning for "hazardous substance", "release", "solid waste", or "disposed" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     Tenant and any Guarantor(s) agree to execute and deliver to any Mortgagee an indemnity agreement in the form annexed hereto as Schedule "D" or any other certifications, affidavits and indemnity agreements regarding hazardous substances or materials as any Mortgagee may require.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed the day and year first above written.

                                     TENANT:

                                     TOPS APPLIANCE CITY, INC.


                                     By: /s/ Thomas L. Zambelli
                                        ----------------------------------------
                                        Name: Thomas L. Zambelli
                                        Title: Executive Vice-President
                                               Chief Financial Officer

                                    LANDLORD:

                                    AM CONEY ISLAND, LLC
                                    its managing member
                                      AM CONEY ISLAND, INC.


                                     By:  /s/ Marc Esrig
                                        ----------------------------------------
                                        Name: Marc Esrig
                                        Title: President

STATE OF NEW YORK )
                  )  ss:
COUNTY OF NEW YORK)


     On the day of May 24, 1999, before me personally came Thomas L. Zambelli to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he has an address at 45 Brunswick Avenue, Edison, New Jersey, that he is the Executive Vice President of TOPS APPLIANCE CITY, INC., a New Jersey corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name to the foregoing instrument by order or authority of the Board of Directors of said corporation.

                                        /s/ Vincent L. Petraro
                                    ------------------------------------------
                                            Notary Public



STATE OF NEW YORK )
                                )ss:
COUNTY OF NEW YORK              )

     On the 24th day of May, 1999, before me personally came Marc Esrig to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the President of AM Coney Island, Inc. the managing member of AM Coney Island, LLC, a New York limited liability company, and that he has the authority to sign the same, and acknowledged that he executed the same as the act and deed of said limited liability company.

                                        /s/ Vincent L. Petraro
                                    ------------------------------------------
                                             Notary Public

                                   SCHEDULE A

                              Property Description

                            [Intentionally omitted]

                                   SCHEDULE B

                                 Minimum Rental


     1. For the purposes of this Lease, the first "Lease Year" shall commence on the date of this Lease and shall end on the first anniversary of such date, plus the number of days, if any, required to have the period end at the expiration of a calendar month, and each succeeding "Lease Year" shall run concurrently with each succeeding period of twelve calendar months.

     2. Tenant covenants to pay Landlord, without previous demand therefore and without setoff or deduction whatsoever, a Minimum Rental at the following annual rates:

          a) If Tenant occupies Thirty One Percent (31%) or more of the Leased Premises on the Rent Commencement Date, Nine Hundred Twenty-One Thousand Two Hundred Fifty and 00/100 ($921,250.00) Dollars per annum for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the commencement of the second Lease year, both dates inclusive; if the Rent Commencement Date is prior to July 1, 1999 and on the Rent Commencement Date, Tenant occupies Thirty Percent (30%) or less of the Leased Premises, the Minimum Rental due shall be the percentage of the Leased Premises occupied by Tenant multiplied by Nine Hundred Twenty-One Thousand Two Hundred Fifty and 00/100 ($921,250.00) Dollars per annum (the "Prorated Minimum

     Rental").  The Prorated Minimum Rental shall be due until
     the earlier of (i) July 1, 1999 or (ii) Tenant occupies Thirty One Percent (31%) or more of the Leased Premises (the "Step Up Date"). From the Step Up Date until the end of the first Lease Year the Minimum Rental shall be Nine Hundred Twenty-One Thousand Two Hundred Fifty and 00/100 ($921,250.00) Dollars per annum for the remainder of the first Lease Year;

          b) Nine Hundred Forty-Three Thousand Five Hundred and 00/100 ($943,500.00) Dollars per annum for the period commencing on the commencement of the second Lease Year and ending on the day immediately preceding the commencement of the third Lease Year, both dates inclusive;

          c) Nine Hundred Sixty-Six Thousand Three Hundred Six and 00/100 ($966,306.00) Dollars per annum for the period commencing on the commencement of the third Lease Year and ending on the day immediately preceding the commencement of the fourth Lease Year, both dates inclusive;

          d) Nine Hundred Eighty-Nine Thousand Six Hundred Eighty-Three and 00/100 ($989,683.00) Dollars per annum for the period commencing on the commencement of the fourth Lease Year and ending on the day immediately preceding the commencement of the fifth Lease Year, both dates inclusive;

          e) One Million Thirteen Thousand Six Hundred Forty-Three and 00/100 ($1,013,643.00) Dollars per annum for the period commencing on the commencement of the fifth Lease Year and ending on the day immediately preceding the commencement of the sixth Lease Year, both dates inclusive;

          f) One Million Thirty-Eight Thousand Two Hundred Three and 00/100 ($1,038,203.00) Dollars per annum for the period commencing on the commencement of the sixth Lease Year and ending on the day immediately preceding the commencement of the seventh Lease Year, both dates inclusive;

          g) One Million Sixty-Three Thousand Three Hundred Seventy-Seven and 00/100 ($1,063,377.00) Dollars per annum for the period commencing on the commencement of the seventh Lease Year and ending on the day immediately preceding the commencement of the eighth Lease Year, both dates inclusive;

          h) One Million Eighty-Nine Thousand One Hundred Eighty and 00/100 ($1,089,180.00) Dollars per annum for the period commencing on the commencement of the eighth Lease Year and ending on the day immediately preceding the commencement of the ninth Lease Year, both dates inclusive;

          i) One Million Eighty-Four Thousand Three Hundred Seventy-Nine and 00/100 ($1,084,379.00) Dollars per annum for the period commencing on the commencement of the ninth Lease Year and ending on the day immediately preceding the commencement of the tenth Lease Year, both dates inclusive;

          j) One Million One Hundred Eleven Thousand Four Hundred Eighty-Eight and 00/100 ($1,111,488.00) Dollars per annum for the period commencing on the commencement of the tenth Lease Year and ending on the day immediately preceding the commencement of the eleventh Lease Year, both dates inclusive;

          k) One Million One Hundred Thirty-Nine Thousand Two Hundred Seventy-Five and 00/100 ($1,139,275.00) Dollars per annum for the period commencing on the commencement of the eleventh Lease Year and ending on the day immediately preceding the commencement of the twelfth Lease Year, both dates inclusive;

          l) One Million One Hundred Sixty-Seven Thousand Seven Hundred Fifty-Seven and 00/100 ($1,167,757.00) Dollars per annum for the period commencing on the commencement of the twelfth Lease Year and ending on the day immediately preceding the commencement of the thirteenth Lease Year, both dates inclusive;

          m) One Million One Hundred Ninety-Six Thousand Nine Hundred Fifty-One and 00/100 ($1,196,951.00) Dollars per annum for the period commencing on the commencement of the thirteenth Lease Year and ending on the day immediately preceding the commencement of the fourteenth Lease Year, both dates inclusive;

          n) One Million Two Hundred Twenty-Six Thousand Eight Hundred Seventy-Five and 00/100 ($1,226,875.00) Dollars per annum for the period commencing on the commencement of the fourteenth Lease Year and ending on the day immediately preceding the commencement of the fifteenth Lease Year, both dates inclusive;

          o) One Million Two Hundred Fifty-Seven Thousand Five Hundred Forty-Seven and 00/100 ($1,257,547.00) Dollars per annum for the period commencing on the commencement of the fifteenth Lease Year and ending on the day immediately preceding the commencement of the sixteenth Lease Year, both dates inclusive;

          p) One Million Two Hundred Eighty-Eight Thousand Nine Hundred Eighty-Five and 00/100 ($1,288,985.00) Dollars per annum for the period commencing on the commencement of the sixteenth Lease Year and ending on the day immediately preceding the commencement of the seventeenth Lease Year, both dates inclusive;

          q) One Million Three Hundred Twenty-One Thousand Two Hundred Ten and 00/100 ($1,321,210.00) Dollars per annum for the period commencing on the commencement of the seventeenth Lease Year and ending on the day immediately preceding the commencement of the eighteenth Lease Year both dates inclusive;

          r) One Million Three Hundred Fifty-Four Thousand Two Hundred Forty and 00/100 ($1,354,240.00) Dollars per annum for the period commencing on the commencement of the eighteenth Lease Year and ending on the day immediately preceding the commencement of the nineteenth Lease Year, both dates inclusive;

          s) One Million Three Hundred Eighty-Eight Thousand Ninety-Six and 00/100 ($1,388,096.00) Dollars per annum for the period commencing on the commencement of the nineteenth Lease Year and ending on the day immediately preceding the commencement of the twentieth Lease Year, both dates inclusive;

          t) One Million Four Hundred Twenty-Two Thousand Seven Hundred Ninety-Nine and 00/100 ($1,422,799.00) Dollars per annum for the period commencing on the commencement of the twentieth Lease Year and ending on the day immediately preceding the commencement of the twenty-first Lease Year, both dates inclusive;

          u)  One  Million  Four  Hundred  Fifty-Eight  Thousand  Three  Hundred

     Sixty-Nine and 00/100 ($1,458,369.00) Dollars per annum for the period commencing on the commencement of the twenty-first Lease Year and ending on the day immediately preceding the commencement of the twenty-second Lease Year, both dates inclusive;

          v) One Million Four Hundred Ninety-Four Thousand Eight Hundred Twenty-Eight and 00/100 ($1,494,828.00) Dollars per annum for the period commencing on the commencement of the twenty-second Lease Year and ending on the day immediately preceding the commencement of the twenty-third Lease Year, both dates inclusive;

          w) One Million Five Hundred Thirty-Two Thousand One Hundred Ninety-Nine and 00/100 ($1,532,199.00) Dollars per annum for the period commencing on the commencement of the twenty-third Lease Year and ending on the day immediately preceding the commencement of the twenty-fourth Lease Year, both dates inclusive;

          x) One Million Five Hundred Seventy Thousand Five Hundred Four and 00/100 ($1,570,504.00) Dollars per annum for the period commencing on the commencement of the twenty-fourth Lease Year and ending on the day immediately preceding the commencement of the twenty-fifth Lease Year, both dates inclusive;

          y) One Million Six Hundred Nine Thousand Seven Hundred Sixty-Six ($1,609,766.00) Dollars per annum for the period commencing on the commencement of the twenty-fifth Lease Year and ending on the day immediately preceding the commencement of the twenty-sixth Lease Year (End of Base Lease Term), both dates inclusive;

          z) One Million Six Hundred Fifty Thousand Ten and 00/100 ($1,650,010.00) Dollars per annum for the period commencing on the commencement of the twenty-sixth Lease Year and ending on the day immediately preceding commencement of the twenty-seventh Lease Year, both dates inclusive;

          aa) One Million Six Hundred Ninety-One Thousand Two Hundred Sixty-One and 00/100 ($1,691,261.00) Dollars per annum for the period commencing on the commencement of the twenty-seventh Lease Year and ending on the day immediately preceding commencement of the twenty-eighth Lease Year, both dates inclusive;

          bb) One Million Seven Hundred Thirty-Three Thousand Five Hundred Forty-Two and 00/100 ($1,733,542.00) Dollars per annum for the period commencing on the commencement of the twenty-eighth Lease Year and ending on the day immediately preceding the commencement of the twenty-ninth Lease Year, both dates inclusive;

          cc) One Million Seven Hundred Seventy-Six Thousand Eight Hundred Eighty-One and 00/100 ($1,776,881.00) Dollars per annum for the period commencing on the commencement of the twenty-ninth Lease Year and ending on the day immediately preceding the commencement of the thirtieth Lease Year, both dates inclusive;

          dd) One Million Eight Hundred Twenty-One Thousand Three Hundred Three and 00/100 ($1,821,303.00) Dollars per annum for the period commencing on the commencement of the thirtieth Lease Year and ending on the day immediately preceding the commencement of the thirty-first Lease Year, both dates inclusive;

          ee) One Million Eight Hundred Sixty-Six Thousand Eight Hundred Thirty-Five and 00/100 ($1,866,835.00) Dollars per annum for the period commencing on the commencement of the thirty-first Lease Year and ending on the day immediately preceding the commencement of the thirty-second Lease Year, both dates inclusive;

          ff) One Million Nine Hundred Thirteen Thousand Five Hundred Six and 00/100 ($1,913,506.00) Dollars per annum for the period commencing on the commencement of the thirty-second Lease Year and ending on the day immediately preceding the commencement of the thirty-third Lease Year, both dates inclusive;

          gg) One Million Nine Hundred Sixty-One Thousand Three Hundred Forty-Four and 00/100 ($1,961,344.00) Dollars per annum for the period commencing on the commencement of the thirty-third Lease Year and ending on the day immediately preceding the commencement of the thirty-fourth Lease Year, both dates inclusive;

          hh) Two Million Ten Thousand Three Hundred Seventy-Seven and 00/100 ($2,010,377.00) Dollars per annum for the period commencing on the commencement of the thirty-fourth Lease Year and ending on the day immediately preceding the commencement of the thirty-fifth Lease Year, both dates


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

     inclusive;

          ii) Two Million Sixty Thousand Six Hundred Thirty-Seven and 00/100 ($2,060,637.00) Dollars per annum for the period commencing on the commencement of the thirty-fifth Lease Year and ending on the day immediately preceding the commencement of the thirty-sixth Lease Year, both dates inclusive;

          jj) Two Million One Hundred Twelve Thousand One Hundred Fifty-Three and 00/100 ($2,112,153.00) Dollars per annum for the period commencing on the commencement of the thirty-sixth Lease Year and ending on the day immediately preceding the commencement of the thirty-seventh Lease Year, both dates inclusive;

          kk) Two Million One Hundred Sixty-Four Thousand Nine Hundred Fifty-Six ($2,164,956.00) Dollars per annum for the period commencing on the commencement of the thirty-seventh Lease Year and ending on the day immediately preceding the commencement of the thirty-eighth Lease Year, both dates inclusive;

          ll) Two Million Two Hundred Nineteen Thousand Eighty and 00/100 ($2,219,080.00) Dollars per annum for the period commencing on the commencement of the thirty-eighth Lease Year and ending on the day immediately preceding the commencement of the thirty-ninth Lease Year, both dates inclusive;

          mm) Two Million Two Hundred Seventy-Four Thousand Five Hundred Fifty-Seven and 00/100 ($2,274,557.00) Dollars per annum for the period commencing on the commencement of the thirty-ninth Lease Year and ending on the day immediately preceding the commencement of the fortieth Lease Year, both dates inclusive;

          nn) Two Million Three Hundred Thirty-One Four Hundred Twenty-One and 00/100 ($2,331,421.00) Dollars per annum for the period commencing on the commencement of the fortieth Lease Year and ending on the day immediately preceding the commencement of the forty-first Lease Year, both dates inclusive;

          oo) Two Million Three Hundred Eighty-Nine Thousand Seven Hundred Seven and 00/100 ($2,389,707.00) Dollars per annum for the period commencing on the commencement of the forty-first Lease Year and ending on the day immediately preceding the commencement of the forty-second Lease Year, both dates inclusive;

          pp) Two Million Four Hundred Forty-Nine Thousand Four Hundred Forty-Nine and 00/100 ($2,449,449.00) Dollars per annum for the period commencing on the commencement of the forty-second Lease Year and ending on the day immediately preceding the commencement of the forty-third Lease Year, both dates inclusive;

          qq) Two Million Five Hundred Ten Thousand Six Hundred Eighty-Six and 00/100 ($2,510,686.00) Dollars per annum for the period commencing on the commencement of the forty-third Lease Year and ending on the day immediately preceding the commencement of the forty-fourth Lease Year, both dates inclusive;

          rr) Two Million Five Hundred Seventy-Three Thousand Four Hundred Fifty-Three and 00/100 ($2,573,453.00) Dollars per annum for the period commencing on the commencement of the forty-fourth Lease Year and ending on the day immediately preceding the commencement of the forty-fifth Lease Year, both dates inclusive; and

          ss) Two Million Six Hundred Thirty-Seven Thousand Seven Hundred Eighty-Nine and 00/100 ($2,637,789.00) Dollars per annum for the period commencing on the commencement of the forty-fifth Lease Year and ending on the day immediately preceding one year to the day from the beginning of that forty-fifth Lease Year, both dates inclusive.

     3. Omit

     4. Notwithstanding the terms of Section 2 of this Schedule B to the contrary, in the event Tenant, on or before July 1, 1999, has not (i) completed construction of the Initial Work in accordance with subsection 9(a) of this Lease and (ii) opened the Leased Premises for business as a "Tops Appliance City" retail store on a permanent basis, then each of the annual rates of Minimum Rental set forth in said Section 2 of this Schedule shall be deemed automatically increased by twenty-five percent (25%). (e.g., the annual rental rate for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the commencement of the first Lease Year both dates inclusive, shall be deemed to be One Million One Hundred Forty Three Thousand Seven Hundred Fifty and 00/100 ($1,143,750.00) Dollars per annum) and such increased annual rates of Minimum Rental shall not be subject to any further adjustment pursuant to Section 3 of this Schedule.

                                   SCHEDULE C

                          FORM OF ESTOPPEL CERTIFICATE


     The undersigned, TOPS APPLIANCE CITY, INC., ("Tenant"), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to AM Coney Island, LLC ("Landlord"), the holder of any mortgage covering the property (the "Mortgagee") and the vendee under any contract of sale with respect to the Property (the "Purchaser") as follows:

     1.  Tenant  executed  and  exchanged  with  Landlord  a certain  lease (the
"Lease') dated May ____, 1999, covering the premises known as 3035 Cropsey Avenue, Brooklyn, New York (the "Demised Premises"), for a term to commence on May ____, 1999, and to expire on May _____, 2024.

     2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

     3. Tenant and Landlord have not entered into any Lease concessions oral or written, direct or indirect, or in any nature whatsoever, except as set forth in the Lease between Tenant and Landlord.

     4. Tenant has accepted and is now in possession of the Demised Premises and is paying the full rental under the Lease.

     5. The current fixed minimum annual rent payable under this Lease is $_________ . The fixed minimum annual rent and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including ____________, 19__.

     6. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     7. There are no defaults existing under the Lease on the part of either Landlord or Tenant.

     8. There is no existing basis for Tenant to cancel or terminate the Lease.

     9. As of the date hereof, there exists no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

     10. Tenant affirms that any disputes with Landlord giving rise to a claim against Landlord is a claim under the Lease only and is subordinate to the rights of the holder of any superior mortgage or ground lease and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defenses against enforcement of the Lease.

     11. Tenant affirms that any dispute with Landlord giving rise to a claim against Landlord is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale. Any such claims are not offsets to or defense against enforcement of the Lease.

     12. There are no actions, whether voluntary or otherwise, pending against the Tenant under the Bankruptcy Laws of the United States or any state thereof.

     13. There has been no material adverse change in the Tenant's financial condition between the date hereof and the date of the execution and delivery of the Lease.

     14. [Tenant acknowledges that Landlord has informed Tenant that an assignment of Landlord's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice from the Mortgagee, payments under the Lease may continue as heretofore Upon any such notice from the Mortgagee, Tenant will make payments under this Lease in accordance with said notice.]

     15. [Tenant acknowledges that Landlord has informed Tenant that Landlord has entered into a contract to sell the property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.]

     16. This certification is made to induce Purchaser to consummate a purchase of the Property and/or to induce Mortgagee to make and maintain a mortgage loan secured by the Property, as the case may be, knowing that said Purchaser and/or Mortgagee as applicable, rely upon the truth of this certification in making and/or maintaining such purchase or mortgage, as applicable.

     17. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.


Date:
                                      TOPS APPLIANCE CITY, INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE D

                           FORM OF INDEMNITY AGREEMENT

     This Indemnity Agreement ("Agreement") is made and entered into effective as of the _____ day of ____________ 19__, by and between _______________________, a ________________ corporation which is hereinafter referred  to as  the  "Indemnitor",  and  ______________________________________
which is herein referred to as the "Indemnitee". The Indemnitor and the Indemnitee are hereinafter collectively referred to as the "Parties".

     WHEREAS, Indemnitor and Indemnitee have entered into a lease (the "Lease") for certain real property located in ___________________________________ as more particularly described on Exhibit A annexed hereto (the "Premises"); and

     WHEREAS, the Indemnitee, as a condition to the aforesaid Lease has required the execution of this Agreement by the Indemnitor;

     NOW, THEREFORE, in consideration of the above and foregoing recitals and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. The above and foregoing recitals are true and correct and constitute the basis for this Agreement.

     2. Indemnitor shall indemnify and hold Indemnitee harmless from and against, and the Indemnitor hereby agrees to reimburse Indemnitee with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against, incurred by or required  to be paid by  Indemnitee  at any time and from time to time by reason of or arising out of the ownership, construction, occupancy, operation, use or maintenance of the Premises resulting in or giving rise to a breach or violation of any applicable laws pertaining to health or the environment (hereinafter referred to individually as an "Applicable Environmental Law" and collectively as the "Applicable Environmental Laws"), including but not limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), the Federal Comprehensive Environmental Responses Compensation and Liability Act of 1980 ("CERCLA"), regulations of the Environmental Protection Agency. regulations of the Nuclear Regulatory Agency, and regulations of any federal or state department of natural resources or environmental protection agency now or at any time hereafter in effect.

     3. The indemnity contained in paragraph (2) of this Agreement applies, without limitation, to any violation of any Applicable Environmental Law and any and all matters arising out of any act, omissions, event or circumstance existing or occurring (including without limitation, the presence on the Premises or release from the Premises of hazardous substances or solid waste disposed of or otherwise released, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence (the foregoing shall hereinafter be referred to as "Environmental Acts") . The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA and the terms "solid waste" and "disposed" shall have the meanings specified in RCRA. However, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby such broader meaning shall apply subsequent to the effective date of the amendment and provided further, to the extent that the laws of the State of New York establish a meaning for "hazardous substance", "release", "solid waste", or "disposed" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     4. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective officers, employees, agents successors and assigns.

     5. Notwithstanding the foregoing, it is understood and agreed that Indemnitee, may in its sole discretion, control the defense of any suit or claim brought against it by virtue of an alleged breach of one or more of the Applicable Environmental Laws indemnified herein, including but not limited to, the retention of counsel of the Indemnitee's choosing. It is further understood and agreed that, if in the opinion of Indemnitee, the cost or expense with respect to a suit or claim arising from an alleged breach of one or more of the Applicable Environmental Laws would exceed the cost of settlement thereof, then in such instance, Indemnitee may settle said suit or claim and be indemnified therefor by the Indemnitor.

     6. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York (except where preempted by applicable federal law), excluding any conflicts-of-law rule or principal of New York law that might refer the governance, construction or interpretation of this Agreement to the laws of another state.

     7. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

     IN WITNESS WHEREOF, the Indemnitor has executed this Indemnity Agreement effective as of the date first written above.

                                        INDEMNITOR:

                                            BY:
                                               NAME:
                                               TITLE:

     IN WITNESS WHEREOF, the Indemnitee has executed this Indemnity Agreement effective as of the date first written above.

                                        INDEMNITEE:

                                            BY:
                                               NAME:
                                               TITLE:

                                  SCHEDULE E-1

                            Trade Breakdown Schedule

                            [Intentionally omitted]

                                  SCHEDULE E-2

                         Schedule of Other Project Costs

                            [Intentionally omitted]

                                   SCHEDULE F

                    Description of Construction Contract And
                      Initial Work Plans And specifications

                            [Intentionally omitted]

                                   SCHEDULE G

                        Continuing Agreement of Indemnity

                            [Intentionally omitted]